Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285461

PROSPECTUS SUPPLEMENT

(To prospectus dated February 28, 2025)

$1,000,000,000

HA Sustainable Infrastructure Capital, Inc.

$600,000,000 6.150% Green Senior Unsecured Notes due 2031

$400,000,000 6.750% Green Senior Unsecured Notes due 2035

HA Sustainable Infrastructure Capital, Inc. (the “Issuer”) is offering $600,000,000 aggregate principal amount of 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Notes”) and $400,000,000 aggregate principal amount of 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”). Interest on the 2031 Notes will accrue at the rate of 6.150% per annum and interest on the 2035 Notes will accrue at the rate of 6.750% per annum. Interest on each series of Notes will be paid semi-annually in arrears on each January 15 and July 15, commencing January 15, 2026.

The 2031 Notes will mature on January 15, 2031 and the 2035 Notes will mature July 15, 2035. Prior to December 15, 2030, with respect to the 2031 Notes, and prior to April 15, 2035, with respect to the 2035 Notes, the Issuer may redeem some or all of such series of Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof plus the applicable “make-whole” premium as of the applicable date of redemption, together with accrued and unpaid interest thereon, if any, to the redemption date. Upon the occurrence of a “Change of Control Repurchase Event,” as defined under “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including the date of repurchase.

The Notes will be the Issuer’s senior unsecured obligations and will rank pari passu in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness and senior unsecured guarantees. The Notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees. In addition, the Notes will be effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are guarantors of the Notes). When the Notes are first issued they will be guaranteed (the “Guarantees”) solely by each of the Guarantors (as defined under the caption “Description of the Notes—General”). None of our other current or future subsidiaries will be required to guarantee the Notes in the future. Under certain circumstances, a Guarantee and all other obligations of the Guarantor of such Guarantee under the Indenture (as defined under the caption “Description of the Notes—General”) will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor. For additional information, see “Description of the Notes—Guarantees.” To the fullest extent applicable, references to the “Notes” in this prospectus supplement include the related Guarantees.

As described under “Use of proceeds,” we intend to utilize the net proceeds of this offering to (i) to fund the purchase of the 3.375% Senior Notes due 2026 (the “2026 Senior Notes”) and the 8.00% Green Senior Unsecured Notes due 2027 (the “2027 Senior Notes”, together with the 2026 Senior Notes, the “Tender Offer Notes”) of our subsidiaries, HAT Holdings I LLC (“HAT I”) and HAT Holdings II LLC (“HAT II”) that are accepted subject to the terms and conditions of the offer to purchase the Tender Offer Notes which commenced substantially concurrently with this offering (the “Tender Offer”), and the payment of related accrued and unpaid interest, premiums, fees and expenses, (ii) to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under our commercial paper program. We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects (as defined under the caption “Use of proceeds”).

Each series of Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or have the Notes quoted on any automated dealer quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on S-13 of this prospectus supplement and page  3 of the accompanying prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2031 Note	Total for 2031 Notes	Per 2035 Note	Total for 2035 Notes	Total
Public offering price(1)	99.679%	$598,074,000	99.525%	$398,100,000	$996,174,000
Underwriting discount(2)	0.600%	$3,600,000	0.650%	$2,600,000	$6,200,000
Proceeds to us, before expenses	99.079%	$594,474,000	98.875%	$395,500,000	$989,974,000

(1)	Plus accrued interest from June 24, 2025 if settlement occurs after that date.
(2)	See “Underwriting.”

The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The underwriters are offering the Notes as set forth under “Underwriting.” Delivery of the Notes in book-entry form only through The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about June 24, 2025.

Joint Book-Running Managers

Citigroup	J.P. Morgan	RBC Capital Markets	Truist Securities

BofA Securities	BMO Capital Markets	Credit Agricole CIB	Mizuho	Rabo Securities

Co-Managers
KeyBanc Capital Markets	M&T Securities	SMBC Nikko

The date of this prospectus supplement is June 12, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompany prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to (i) “HASI” means only HA Sustainable Infrastructure Capital, Inc. and not its subsidiaries or any other entities that are consolidated with HASI for financial reporting purposes, (ii) “our company,” “the Company,” “we,” “us” and “our” mean HA Sustainable Infrastructure Capital, Inc. (the “Issuer”) and its consolidated subsidiaries (including the Guarantors) and (iii) “Operating Partnership” means only Hannon Armstrong Sustainable Infrastructure, L.P.

S-ii

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “2024 Form 10-K”) and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the Notes. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Form 10-K”) as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Overview

We are an investor in sustainable infrastructure assets advancing the energy transition. With over $14.5 billion in managed assets as of March 31, 2025, our investment strategy is focused on actively partnering with clients to deploy capital primarily in income-generating real assets that are supported by long-term recurring cash flows. This strategy has enabled us to generate attractive risk-adjusted returns and provide stockholders with diversified exposure to the energy transition.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of over 150 full-time investment, operating, and technical professionals. We have long-standing, programmatic relationships with some of the leading U.S. clean energy project developers, owners and operators, utilities, and energy service companies (“ESCOs”), which provide recurring, investment and fee-generating opportunities, while also enabling scale benefits and operational and transactional efficiencies. Partnering with these clients, we are able to earn attractive risk-adjusted returns by investing in a variety of asset classes across our three primary climate solutions markets:

Behind the Meter (BTM)	Grid-Connected (GC)	Fuels, Transport, and Nature (FTN)
• Residential solar and storage • Community, commercial, and industrial solar and storage • Energy efficiency	• Utility-scale solar • Onshore wind • Battery energy storage	• Renewable natural gas • Fleet decarbonization • Ecological restoration

Through December 31, 2024, we have cumulatively closed more than 1,250 investments spanning more than 100 different clients since 1998. In 2024, greater than 70% of our closed transaction volumes were with repeat clients. In addition, we have more than 80 repeat clients, including 15 over the past 5 years, 9 of which have partnered with us on two or more asset classes from 1998 through 2024. We believe we have achieved success as a leading pure play publicly-traded investor in sustainable infrastructure assets because of a number of differentiating qualities that we believe provide us with a competitive advantage in the market. The first such quality is our prioritization of long-term client relationships over individual transactions, as well as our explicit strategic decision never to compete with our clients, which differentiates us from many competing capital providers. The second is our access to permanent capital, which enables a degree of flexibility and creativity in structuring new investments that we believe clients find valuable. The third is our ability to nimbly invest in smaller transaction sizes across the capital structure which results in more investment opportunities than competing capital providers. The fourth such quality is our multi-decade experience in investing in our target end markets, and the unique technology, policy, taxes, incentives and investment structures that characterize such markets. We believe we have demonstrated the resilience of our business to grow assets and earnings and to generate attractive returns through multiple interest rate cycles, economic cycles, and political administrations. Together, these qualities not only differentiate us in the marketplace and add strategic value to our clients but also enable operational and transactional efficiencies that enhance our ability to earn attractive risk-adjusted returns on the assets in which we invest. The following table presents our managed assets over the last 10 years:

Managed Assets ($ billion)

(1)

“Managed Assets” represents our Portfolio of on-balance sheet investments, as well as our off-balance sheet investments held in securitization trusts and the co-investments made by our partner in CarbonCount Holdings 1 LLC (“CCH1”). For reconciliation of GAAP-based Portfolio to Managed Assets for the periods shown, please refer to “Prospectus Supplement Summary—Reconciliation of GAAP-based Portfolio to Managed Assets.”

(2)	“Portfolio” represents the book value of all investments consolidated on our balance sheet.

We have maintained strong margins in a variety of interest rate environments. Our new asset yields, excluding follow-on investments of previous transactions, for the three months ended March 31, 2025 yielded more than 10.5% on average. For the years ended 2024, 2023, 2022, 2021 and 2020, our new asset yields, excluding follow-on investments of previous transactions, yielded approximately 10.6%, 9.1%, 7.6%, 7.1% and 7.5% on average, respectively. The cost of newly issued debt, excluding our unsecured revolving credit facility and our commercial paper programs, for the years ended 2024, 2023, 2022, 2021 and 2020 was 6.6%, 6.3%, 4.9%, 3.4% and 4.2%, respectively, resulting in net spreads of 3.9%, 2.8%, 2.7%, 3.7% and 3.3%, respectively.

The following chart presents our historical portfolio yields and interest expense over average debt balance since 2018:

We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the 1940 Act.

Market Overview

The market for sustainable infrastructure assets remains strong and continues to grow, supported by four major trends impacting the U.S. economy and energy markets, which we expect will continue for several years.

First is the substantial growth expected in U.S. power demand in the years ahead–spurred most prominently by growth in data centers, domestic manufacturing, and the electrification of additional sectors of the economy, including transportation, space heating, and industrial manufacturing. We believe that continued growth in electricity demand and generation will foster growth of our pipeline. According to U.S. Energy Industry Association’s (the “USEIA”) Electric Power Monthly report, from 1960 to 2000, U.S. electricity generation steadily increased to nearly 4,000 terawatt-hours (TWh) due to increased use of air conditioning, refrigeration, electric heating and other electrical systems. According to the same report, the growth of U.S. electricity generation was largely flat from 2000 through 2024 as a result of improved energy efficiency for lighting, appliances and heating and cooling systems. However, the outlook for U.S. Power demand is positive, with U.S. energy consumption expected to double from current levels to more than 8,000 TWh by 2050, with or without the Inflation Reduction Act (“IRA”), according to a McKinsey & Company report, “Energy transition in the US power sector and its implications for MISO” (December 8, 2022). Building electrification is expected to grow more than 200 TWh by 2035. Additionally, industrial electrification/onshoring is expected to grow by 180 TWh by 2035, according to Energy + Environmental Economics’s “U.S. Pathways” (January 22, 2025).

Second is the heightened focus on energy prices stemming from the inflation shock experienced between 2022 and 2024, which we believe will support the desire to supply this energy demand growth from an “all of the above” energy strategy that includes a breadth of energy sources, with a specific focus on the lowest cost sources of electricity like solar power. We believe heightened sensitivity to prices among consumers and businesses in response to the IRA will lead to extensive efforts by businesses and policymakers to minimize inflation in energy prices. For example, according to a June 2024 Lazard report “Levelized Cost of Energy”, unsubsidized solar and wind energy provide the low levelized cost of electricity, with levelized costs of $27-$73 and $29-$92, respectively, compared to $45-$108 for natural gas (combined-cycle gas turbine), $60-$210 for utility scale solar and battery, $110-$228 for natural gas (peaking) and $142-$222 for utility-scale nuclear energy. Additionally, solar, wind and battery storage provide the fastest-to-market solutions as the only sources of new electric capacity that can be built in less than two years, according to USEIA’s report “Plant Vogtle Unit 4 begins commercial operation” (June 2024) and Reuters, “Three Mile Island nuclear plant gears up for Big Tech reboot” (October 2024). We believe these low-cost sources of electricity will continue to lead to high demand for clean energy infrastructure assets to help minimize energy inflation.

Third is the greater awareness and appreciation of the scientific consensus that climate change is linked to human activities, as well as the substantial and growing financial costs of environmental disasters related to climate change. We believe this will lead to growing recognition of the need to satiate growth in energy consumption from sources with lower, if not zero, emissions, such as the renewable energy technologies in which we invest. We believe strong momentum behind these multi-year trends will lead to elevated demand for clean energy infrastructure assets, and we provide a growing set of investment opportunities that can generate superior risk-adjusted returns. We believe our business model and focus, our expertise and experience, and our investment and financing strategy leave us well-positioned to capitalize on these trends and opportunities.

Fourth is a growing focus on the need for not only greater grid resilience and reliability, in part due to higher load and greater frequency and magnitude of climate disasters, as discussed above, but also due to greater focus on energy national security in light of ongoing geopolitical uncertainty.

In addition, we expect our Portfolio, current pipeline and future pipeline will remain resilient against tariffs. To date, tariffs have had a de minimis impact on our Portfolio, as projects are already operational and the impact of tariffs on costs of maintenance/replacement parts has been minimal. Most of the projects in our Pipeline have been completed or are under construction with necessary components already secured. Strong U.S. demand and pricing for power continue to create opportunities for our future pipeline. Additionally, the largest components in energy efficiency and RNG projects benefit from domestic or USMCA-compliant sourcing, lessening the potential impact of tariffs. We continue to monitor changes in tariff policy for potential impacts to our business including our Portfolio and Pipeline.

Our Investment Strategy

We are an investment firm dedicated to investing in, and managing a portfolio of, sustainable infrastructure assets. Our primary objective is to earn attractive risk-adjusted returns that sufficiently exceed our cost of capital. We believe we are able to generate superior risk-adjusted returns in part due to our adherence to a core set of investment criteria. In particular, we are focused primarily on investments which are:

•	income-generating sustainable infrastructure assets;

•	supported by underlying, long-term recurring cash flows;

•	contracted with creditworthy, incentivized off-takers;

•	rely upon proven commercial technologies; and

•	originated by programmatic clients

We completed approximately $2.3 billion of transactions during both 2024 and 2023, and from 2020 through 2024 we have closed more than $10 billion of transactions. The two highest volume asset classes within our completed transactions have changed every year since the year ending December 31, 2019. As of the years ending December 31, 2024, 2023, 2022, 2021, 2020 and 2019, the two highest volume asset classes within our completed transactions have been GC solar and FTN, FTN and community solar, public sector and residential solar, public sector and GC solar, onshore wind and GC solar and public sector and residential solar, respectively.

We have a large and active pipeline of potential new opportunities that are in various stages of our underwriting process. We refer to potential opportunities as being part of our pipeline if we have determined that the project fits within our investment strategy and exhibits the appropriate risk and reward characteristics through an initial credit analysis, including a quantitative and qualitative assessment of the opportunity, as well as research on the relevant market and sponsor. Our pipeline represents transactions that could potentially close in the next 12 months. There can, however, be no assurance with regard to any specific terms of such pipeline transactions or that any or all of the transactions in our pipeline will be completed. As of March 31, 2025, our 12-month pipeline consisted of more than $5.5 billion in new equity, debt and real estate opportunities. Of our pipeline, 49% is related to BTM assets and 30% is related to GC assets, with the remaining 21% related to FTN.

Our managed assets generally fall into one of three categories: (1) our Portfolio, which primarily consists of receivables and equity method investments we have retained on our balance sheet, (2) the portion of assets in our co-investment structures that are not included in our Portfolio but held by our investment partners in these structures, and (3) assets we have securitized by transferring all or a portion of the economics of the transaction, typically using securitization trusts, to institutional investors in exchange for cash and, in certain cases, residual interests in the trusts and ongoing fees. As of March 31, 2025, we managed approximately $7.4 billion in assets in these securitization trusts or vehicles that are not consolidated on our balance sheet. When combined with our Portfolio, as of March 31, 2025, we manage approximately $14.5 billion of assets, a 12% increase year-over-year. The following charts illustrate our Managed Assets and Portfolio by asset class as of March 31, 2025.

One of the primary metrics we utilize to measure our return on capital is a cash-on-cash internal rate of return over the life of the investment. In order to generate superior risk-adjusted returns, we believe it is important not only to pursue investments that yield attractive returns but also investments where risk can be sufficiently mitigated. We believe we are successful at this in part by using sophisticated structures which protect our invested capital and targeted returns by giving us a preferred position in the capital structure where we are assigned priority to collect cash flows ahead of other investors junior to us in the capital structure until we are able to achieve our targeted rate of return. In addition, we typically secure our investments with collateral that we are confident will support the return of our capital and our investments benefit from diversified obligor credit features further lowering the risk of our investments.

Financing Strategy

Our financing strategy is focused on lowering our cost of capital while also growing and diversifying our sources of capital. We believe we have available a broad range of financing sources as part of our strategy to fund our investments. We finance our business through cash on hand, debt which may be either unsecured or secured, with or without recourse, and either fixed-rate or floating-rate, or equity. We may also decide to finance such transactions through the use of off-balance sheet securitization, syndication, or co-investment structures. As of March 31, 2025, our total liquidity exceeded $1.3 billion, comprised primarily of capacity under our Unsecured Credit Facility (as defined herein). Our Unsecured Credit Facility and our Commercial Paper Programs (as defined herein) allow us flexibility with regards to the timing of long-term capital markets transactions. We manage the interest rate risk associated with debt issuances through hedging activities, including the use of interest rate swaps. When issuing debt, we generally provide the estimated carbon emission savings using CarbonCount. In addition, certain of our debt issuances meet the environmental eligibility criteria for green bonds as defined by the International Capital Markets Association’s Green Bond Principles, which we believe makes our debt more attractive for certain investors compared to such offerings that do not qualify under these principles. In 2024, we established CCH1, a co-investment structure established to jointly invest $2 billion in certain eligible climate positive projects with an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), where we have each committed to invest $1 billion into climate solutions projects, which was later upsized to a total capacity of $2.6 billion and the term of the investment period was extended through November 2026. As of March 31, 2025, 41% of the investments through the partnership are residential solar assets, 29% are GC solar assets, 20% are FTN assets, 7% are commercial and industrial assets and 3% are community solar assets.

The decision on how we finance our business is largely driven by our target capital structure, and by market conditions including the overall interest rate environment, prevailing credit spreads and the terms of available financing.

Sustainability and Impact

One of the defining criteria of our investment strategy is that all HASI investments are neutral to negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption or increasing resilience to extreme weather events.

As part of our investment process, we calculate the ratio of the estimated first year of metric tons of carbon emissions avoided by our investments divided by the capital invested to quantify the carbon impact of our investments. In this calculation, which we refer to as CarbonCount®, we use emissions factor data, expressed on a CO2 equivalent basis representing the locational marginal emissions associated with a project’s location to an estimate of a project’s energy production or savings to compute an estimate of metric tons of carbon emissions avoided. In addition to carbon emission avoidance, we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits and stream restoration benefits.

Reconciliation of GAAP-based Portfolio to Managed Assets

	As of December 31,
	2020	2021	2022	2023	2024
	(dollars in millions)
Equity method investments	$1,280	$1,760	$1,870	$2,966	$3,612
Receivables, net of allowance	1,213	1,424	1,990	3,074	2,896
Receivables held-for-sale	—	22	85	35	76
Real estate	359	356	353	111	3
Investments	55	18	10	7	7

GAAP-based Portfolio	2,907	3,580	4,308	6,193	6,594

	As of December 31,
	2020	2021	2022	2023	2024
	(dollars in millions)
Other investors’ share of assets held in securitization trusts	4,308	5,199	5,486	6,060	6,809
Other investors’ share of assets held in co-investment structures(1)	—	—	—	—	300

Managed Assets	$7,215	$8,779	$9,794	$12,253	$13,703

(1)	Total assets held in co-investment structures are $600 million as of December 31, 2024.

	As of December 31,
	2019	2018	2017
	(dollars in millions)
Equity method investments	$499	$471	$523
Receivables, net of allowance	1,159	944	993
Receivables held-for-sale	—	—	19
Real estate	362	365	341
Investments	75	170	151

GAAP-based Portfolio	2,095	1,950	2,027
Other investors’ share of assets held in securitization trusts	4,101	3,334	2,709

Managed assets	$6,196	$5,284	$4,736

	As of December 31,
	2016	2015	2014
	(dollars in millions)
Equity method investments	$363	$319	$144
Receivables, net of allowance	1,042	784	553
Receivables held-for-sale	—	60	62
Real estate	172	156	114
Investments	58	29	27

GAAP-based Portfolio	1,635	1,348	900
Other investors’ share of assets held in securitization trusts	2,298	1,840	1,709

Managed assets	$3,933	$3,188	$2,609

Recent Developments

Tender Offer

On June 12, 2025, we announced that we had commenced the Tender Offer, which is currently scheduled to expire at 5:00 p.m., New York City time, on July 14, 2025 (the “Expiration Time”), unless extended by us. As of March 31, 2025, we had approximately $1.0 billion aggregate principal amount of 2026 Senior Notes and approximately $750 million aggregate principal amount of 2027 Senior Notes outstanding.

The Tender Offer is being made solely pursuant to the terms and conditions described in the Offer to Purchase dated June 12, 2025 (the “Offer to Purchase”). The consummation of the Tender Offer is conditioned upon, among other things, the successful completion of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specific amount of Tender Offer Notes. We cannot provide any assurance as to the amount of Tender Offer Notes that will be tendered in the Tender Offer or that the Tender Offer will be consummated. If the Tender Offer is not consummated, we intend to utilize the net proceeds of this offering to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility or temporarily repay a portion of the outstanding borrowings under our commercial paper program. We intend to use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects. Please see “Use of proceeds.”

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as the dealer managers for the Tender Offer of the 2026 Senior Notes, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as the dealer managers for the Tender Offer of the 2027 Senior Notes. Please see “Underwriting.” Neither this prospectus supplement nor the accompanying prospectus constitute an offer to purchase or a solicitation of an offer to sell Tender Offer Notes.

THE OFFERING

The following is a brief summary of the terms of this offering and the Notes. We provide the following summary solely for your convenience. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For purposes of the information appearing under this caption “The Offering,” references to “HA Sustainable Infrastructure Capital, Inc.,” “the Company,” “the Issuer,” “we,” “our” and “us” refer only to HA Sustainable Infrastructure Capital, Inc. and not its subsidiaries or any entities that are consolidated with us for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “The Offering” are defined under “Description of the Notes.”

Issuer	HA Sustainable Infrastructure Capital, Inc., a Delaware corporation.

Securities Offered	$600.0 million aggregate principal amount of 6.150% Green Senior Unsecured Notes due 2031.

$400.0 million aggregate principal amount of 6.750% Green Senior Unsecured Notes due 2035.

Maturity Date	Unless redeemed earlier, the 2031 Notes will mature on January 15, 2031.

Unless redeemed earlier, the 2035 Notes will mature on July 15, 2035.

Interest Rate	The 2031 Notes will bear interest at the rate of 6.150% per year (calculated on the basis of a 360-day year comprised of twelve 30-day months), accruing from June 24, 2025.

The 2035 Notes will bear interest at the rate of 6.750% per year (calculated on the basis of a 360-day year comprised of twelve 30-day months), accruing from June 24, 2025.

Interest Payment Dates	Interest on each series of Notes will be paid semi-annually in arrears on each January 15 and July 15, commencing January 15, 2026.

Guarantees And Possible Future Guarantees	When the Notes are first issued, they will be guaranteed solely by each of the Guarantors. None of the Issuer’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Under certain circumstances, the Guarantee of the Notes by a Guarantor and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor. For additional information, see “Description of the Notes—Guarantees.”

Ranking	The Notes will be:

•	senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of the Issuer;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of the Issuer to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of the Issuer; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The Notes will be guaranteed solely by each of the Guarantors. The Guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such Guarantor; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

Optional Redemption	Prior to December 15, 2030 (one month prior to the maturity date), the Issuer may redeem some or all of the 2031 Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. The redemption price for 2031 Notes that are redeemed on or after December 15, 2030 will be 100% of the principal amount thereof together with accrued and unpaid interest thereon, if any, to the redemption date.

Prior to April 15, 2035 (three months prior to the maturity date), the Issuer may redeem some or all of the 2035 Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. The redemption price for 2035 Notes that are redeemed on or after April 15, 2035 will be 100% of the principal amount thereof together with accrued and unpaid interest thereon, if any, to the redemption date.

Change of Control Offer	If a Change of Control Repurchase Event occurs, the Issuer will be required (unless the Issuer has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Trustee	U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Indenture; Certain Covenants	The Notes will be issued under an indenture (as the same may be amended or supplemented from time to time, the “Indenture”) between the Issuer, each of the Guarantors and the Trustee. The Indenture will contain covenants that, among other things restrict the ability of the Issuer and, as applicable, the Guarantors to:

•	merge, consolidate or sell, assign, transfer, lease or convey all or substantially all of their combined assets, taken as a whole; and

•	create liens on the voting stock of their subsidiaries.

These covenants are subject to a number of important exceptions and limitations. See “Description of the Notes.”

No Prior Market	Each series of Notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in each series of Notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for each series of Notes will develop or be maintained.

No Listing	The Notes will not be listed on any securities exchange or included in any quotation system.

Book-Entry Form	The Notes will be issued in book-entry form and will be represented by one or more global certificates deposited with, or on behalf of, DTC and registered in its name or in the name of its nominee. See “Book-Entry Settlement Procedures and Form.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $987.3 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to utilize approximately $987.3 million of the net proceeds of this offering to (i) to fund the purchase of the Tender Offer Notes that are accepted subject to the terms and conditions of Tender Offer, and the payment of related accrued and unpaid interest, premiums, fees and expenses (See “Prospectus Supplement Summary—Tender Offer” and “Use of Proceeds”), (ii) to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under our commercial paper program.

We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects. These Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of this offering and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds in such Eligible Green Projects, we intend to apply the net proceeds as set forth above and to invest any remaining net proceeds in interest-bearing accounts and short-term, interest-bearing securities. See “Use of proceeds—Management of Proceeds of the Notes.”

Nothing in this offering memorandum shall constitute an offer to purchase the Tender Offer Notes.

Governing Law	The Notes and the Indenture will be governed by the laws of the state of New York.

Risk Factors	Investing in the Notes involves a high degree of risk. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our 2024 Form 10-K and our other filings under the Exchange Act for risks that you should consider before deciding to invest in the Notes.

RISK FACTORS

Investing in the Notes involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and the risks described beginning on page 3 of the accompanying prospectus and in the section “Risk Factors” contained in our 2024 Form 10-K, which are incorporated herein by reference, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If this were to happen, the trading price of the Notes could decline and you could lose a part or all of your investment. Certain capitalized terms used in this “Risk Factors” section and not defined previously in this prospectus supplement are defined under the caption “Description of the Notes.”

Risks related to the Notes and to this offering

Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.

As of March 31, 2025, we had approximately $4.7 billion of total consolidated indebtedness, of which approximately $287.8 million was secured indebtedness. Of that $4.7 billion of total consolidated indebtedness, approximately $4.4 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, Hannon Armstrong Capital, LLC (“HAC”), HAC Holdings I LLC (“HAC Holdings I”), HAC Holdings II LLC (“HAC Holdings II”), HAT I and HAT II, or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, approximately $162.6 million was indebtedness of the non-Guarantor subsidiaries guaranteed (for purposes of GAAP) by the Issuer and any Guarantor, and approximately $287.8 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.

Furthermore, as of March 31, 2025, $200.0 million of 2025 Exchangeable Notes, $403.0 million of 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “the 2028 Exchangeable Notes” and together with the 2025 Exchangeable Notes, the “Existing Exchangeable Notes”), $1.0 billion of 2026 Senior Notes, $750.0 million of 2027 Senior Notes, $375.0 million of 3.750% Senior Notes due 2030 (the “2030 Senior Notes”) and $1.0 billion of 6.375% Green Senior Unsecured Notes due 2034 (the “2034 Senior Notes”, and together with the 2030 Senior Notes, 2026 Senior Notes and the 2027 Senior Notes, the “Existing Senior Notes”), which would rank pari passu with the Notes together with the guarantees thereof as of the issue date, were outstanding.

As of March 31, 2025, we had $240.4 million of outstanding debt under our unsecured term loan facility, dated November 1, 2022 (as amended, the “Unsecured Term Loan Facility”) and $162.6 million of outstanding debt under our secured term loan facility, dated December 13, 2018 (as amended, the “Secured Term Loan Facility”). As of March 31, 2025, our borrowings under the Secured Term Loan Facility were secured by $413.6 million of assets. As of March 31, 2025, we had no outstanding borrowings under our $1.550 billion unsecured credit facility (the “Unsecured Credit Facility”). As of March 31, 2025, we had no outstanding debt under our commercial paper program that is supported by a $125 million direct pay letter of credit from Bank of America, N.A. entered into on September 4, 2021 (as amended, the “Credit-Enhanced Commercial Paper Program”) and $430.4 million of outstanding debt under our commercial paper program entered into on December 2, 2024 (the “Standalone Commercial Paper Program”, together with our “Credit-Enhanced Commercial Paper Program”, our “Commercial Paper Programs”). To enhance the credit of the notes under the Standalone Commercial Paper Program, we reserve availability under our Unsecured Credit Facility for the amount of any outstanding notes under the Standalone Commercial Paper Program. As of March 31, 2025, $1.1 billion of debt was available for borrowing under the Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program and $125.0 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program.

For additional information, see “Use of proceeds” and “Capitalization” in this prospectus supplement and Notes 7 and 8 to our financial statements included in each of the 2024 Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2025 (our “Q1 2025 Form 10-Q”). This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the Notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the Notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Moreover, the indentures governing the Existing Senior Notes and the Existing Exchangeable Notes do not impose any limitation on the incurrence or issuance by the Issuer or its subsidiaries, including the Guarantors, of indebtedness.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Furthermore, the Indenture will not restrict the Issuer or its subsidiaries, including the Guarantors, from incurring more debt, paying dividends or making other distributions on our securities, repurchasing capital stock or indebtedness or making investments, which transactions could adversely impact our ability to make payments on the Notes. For information regarding the amount of our secured and unsecured indebtedness, see “—The Notes and any Guarantees will be unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees” and “—The Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes” below.

Despite our current indebtedness levels, we may still be able to incur substantially more indebtedness, including secured debt. This could exacerbate the risks associated with our leverage.

We may be able to incur substantial additional indebtedness in the future, including debt under the Unsecured Credit Facility, the Company’s Standalone Commercial Paper Program, the Company’s Credit-Enhanced Commercial Paper Program and any future credit agreements that the Issuer or its subsidiaries, including the Guarantors, may enter into. The Issuer and its subsidiaries, including the Guarantors, may also be able to incur additional secured debt, which would be effectively senior in right of payment to the Notes and, in the case of any subsidiaries that guarantee the Notes, their Guarantees of the Notes to the extent of the value of the assets securing such indebtedness. Our organizational documents contain no limitations regarding the maximum level of indebtedness that we may incur. The Indenture will restrict us and our subsidiaries from incurring additional secured debt, but these restrictions are subject to numerous exceptions and permit us and our subsidiaries to incur secured indebtedness subject to certain exceptions to these restrictions, and we and our subsidiaries will retain the ability to incur substantial amounts of secured indebtedness without violating these restrictions. In addition, the Indenture will permit us and our subsidiaries to incur certain non-recourse indebtedness with no restrictions and the Indenture will not prevent us or our subsidiaries from incurring unsecured indebtedness or liabilities that do not constitute Indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify and could make it more difficult to satisfy our obligations with respect to the Notes. For further information concerning our levels of indebtedness see “—Risks related to the Notes and to this offering—Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”

If we default in our obligations under the instruments governing our other indebtedness, we may not be able to make payments on the Notes.

A failure by us to comply with our contractual obligations (including restrictive, financial and other covenants), to pay our indebtedness and fixed costs or to post collateral (including under hedging arrangements) could result in a variety of material adverse consequences, including a default under our indebtedness (including the Notes) and the exercise of remedies by our creditors, lessors and other contracting parties, and such defaults could trigger additional defaults under other indebtedness or agreements.

In the event of such default, the holders of such indebtedness could, in general, elect to declare all of such indebtedness to be immediately due and payable, together with accrued and unpaid interest, and, in the case of secured indebtedness, seize and sell the collateral securing that indebtedness. If our operating performance declines, we may need to seek waivers from the holders of our indebtedness to avoid being in default under the instruments governing such indebtedness. If we breach our covenants under our indebtedness, we may not be able to obtain a waiver from the holders of such indebtedness on terms acceptable to us or at all. If this occurs, we would be in default under such indebtedness, and the holders of such indebtedness and lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. A default under the agreements governing our existing or future indebtedness and the remedies sought by the holders of such indebtedness could make us unable to pay principal of, or premium, if any, and interest on the Notes, which may result in the loss of some or all of your investment.

Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

The assets of HA Sustainable Infrastructure Capital, Inc., the Operating Partnership, HAC, HAT I, HAT II, HAC Holdings I and HAC Holdings II consist primarily of investments in their respective subsidiaries. Substantially all of our business is conducted through subsidiaries of HAC, which subsidiaries are separate and distinct legal entities and, except in the case of our subsidiaries that guarantee the Notes have no contractual or other obligations to make payments due on the Notes or to provide funds to us for that purpose. In addition, substantially all of our revenue is generated by the subsidiaries of HAC rather than by the Issuer or the Guarantors. Therefore, our ability to service our indebtedness, including the Notes, and to meet our other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to us by, our subsidiaries. The availability of funds from our subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans to us. We cannot assure you that our subsidiaries will have sufficient funds, or that the agreements governing the existing and future indebtedness of our subsidiaries will not restrict or prevent our subsidiaries from providing us with sufficient funds, to make payments on the Notes when due and to meet our other cash needs, and the Indenture will not restrict our subsidiaries from entering into such restrictive agreements. We and our subsidiaries, including HAT I and HAT II, currently have debt instruments, including the Secured Term Loan Facility, the Unsecured Credit Facility, the Unsecured Term Loan Facility, our Standalone

Commercial Paper Program and our Credit-Enhanced Commercial Paper Program, that impose such restrictions on the ability of our subsidiaries to pay dividends. In addition, any payment of dividends, distributions or loans to us by our subsidiaries that may be organized or doing business outside of the United States, if any, could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate and, even if we are able to repatriate funds from foreign subsidiaries, such repatriation may subject us to significant taxes on those funds. Furthermore, we guarantee many of the obligations of our subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors at a time when we need liquidity to fund our own obligations, such as the Notes.

In addition, any right that we have to receive any assets of or distributions from any subsidiary upon its bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up, or to realize proceeds from the sale of the assets of any subsidiary, would be junior to the claims of that subsidiary’s creditors, including trade creditors, and to holders of any preferred equity issued by that subsidiary or any indebtedness or other liabilities guaranteed by that subsidiary.

The Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes.

When the Notes are first issued they will be guaranteed only by the Guarantors and none of our subsidiaries (other than the Guarantors) will be required to guarantee the Notes in the future. Any of the Guarantees may automatically and permanently terminate under the circumstances described under “Description of the Notes—Guarantees,” including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

Our non-Guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make any funds available to us to pay these amounts, whether by dividend, distribution, loan or otherwise. Accordingly, the Notes will be effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our non-Guarantor subsidiaries. As a result, in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up of any such non-Guarantor subsidiary, all of its creditors (including trade creditors) and all holders of its preferred equity and any indebtedness or other liabilities guaranteed by such non-Guarantor subsidiary would be entitled to payment in full out of its assets before we would be entitled to any payment. For further information concerning our levels of indebtedness see “—Risks related to the Notes and to this offering—Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”

The Notes and any Guarantees will be unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees.

The Notes and any Guarantees of the Notes will be unsecured and therefore will not have the benefit of any collateral. Accordingly, the Notes and any Guarantees of the Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of us and any Guarantors, respectively, to the extent of the value of the assets securing such secured indebtedness and secured guarantees. In that event, the assets securing such secured indebtedness and secured guarantees would first be used to repay in full all indebtedness, guarantees and other obligations secured by them, resulting in all or a portion of our assets or the assets of any Guarantor being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets or the assets of any Guarantor in any insolvency, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the Notes will participate in our remaining assets or the remaining assets of such Guarantor, as applicable, ratably with all holders of unsecured indebtedness, unsecured guarantees or other unsecured obligations (including trade payables) of us or such Guarantor, as applicable. In any of the foregoing events, we cannot assure you that there will be sufficient assets, or any assets, to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of our or our subsidiaries’ secured indebtedness or secured guarantees or may receive no payments whatsoever.

For further information concerning our levels of indebtedness see “—Risks related to the Notes and to this offering—Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”

Our ability to repurchase Notes upon a Change of Control Repurchase Event may be limited.

Upon the occurrence of a Change of Control Repurchase Event, each holder of Notes will have the right to require the Issuer (or the Guarantors) to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that the Issuer (or the Guarantors) would have sufficient financial resources available to satisfy their obligations to repurchase the Notes. The Issuer’s (and the Guarantors’) failure to repurchase the Notes as required under the Indenture governing the Notes would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for the Issuer, the Guarantors and the holders of the Notes.

The Change of Control Repurchase Event provisions of the Notes may not provide protection in the event of certain transactions or in certain other circumstances.

The provisions of the Notes which may require us to make an offer to repurchase the Notes upon the occurrence of a Change of Control Repurchase Event as described under “Description of the Notes—Change of Control Repurchase Event” may not provide holders of Notes protection in the event of highly leveraged transactions, reorganizations, restructurings, takeovers, acquisitions, mergers, recapitalizations or similar transactions involving us that might adversely affect holders of Notes. In particular, any such transaction may not give rise to a Change of Control Repurchase Event, in which case we would not be required to make an offer to repurchase the Notes. Except as described under “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” neither the Indenture nor the Notes will contain provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of highly leveraged transactions, reorganizations, restructurings, takeovers, acquisitions, mergers, recapitalizations or similar transactions involving us.

In addition, the definition of “Change of Control” includes a disposition of “all or substantially all” of the assets (subject to certain exceptions) of us and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of such assets of us and our subsidiaries. As a result, it may be unclear as to whether a Change of Control or Change of Control Repurchase Event has occurred and whether we are required to make an offer to repurchase the Notes as described above, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be adversely impacted.

More generally, courts interpreting change of control provisions under New York law (which is the governing law of the Notes and the Indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Repurchase Event provisions applicable to the Notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case.

The credit ratings assigned to the Notes may not reflect all risks of an investment in the Notes.

The credit ratings assigned to the Notes reflect the rating agencies’ assessments of our ability to make payments on the Notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market values of the Notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure, market or other factors related to the values of the Notes.

Changes in our credit rating could adversely affect the market prices or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry in which we operate. Any credit rating agencies may lower their initial ratings on the Notes or place the Notes on watch list for a possible downgrade. A negative change in our ratings could have an adverse effect on the market prices or liquidity of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market and an active trading market may not develop or be maintained for the Notes.

Each series of Notes will be a new issue of securities for which there is no established trading market and we do not intend to list the Notes on any national securities exchange or include the Notes in any automated dealer quotation system. Certain of the underwriters of the Notes have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to make a market in the Notes or maintain a market for the Notes, and, if commenced, they may discontinue their market making activities at any time without notice.

Therefore, an active market for the Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the Notes. In that case, the holders of the Notes may not be able to sell their Notes at a particular time or at a favorable price. The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes;

•	prevailing interest rates; and

•	the aggregate principal amount of Notes outstanding.

Even if an active trading market for the Notes does develop, there is no guarantee that it will continue.

The market, if any, for the Notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Notes.

In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees.

Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the Notes and any Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the Notes or any Guarantees thereof could be voided as fraudulent transfers or conveyances if we or any Guarantors, as applicable, (i) issued the Notes or incurred any Guarantees with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring any Guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any such Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of any such Guarantees;

•	the issuance of the Notes or the incurrence of any such Guarantees left us or any such Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business;

•	we or any such Guarantors intended to, or believed that we or such Guarantor would, incur debts beyond our or any Guarantor’s ability to pay as they mature; or

•

we or any of such Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or any Guarantor, if in either case the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we or any Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or any Guarantees, as applicable, to the extent that we or any Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the applicable Guarantees.

We cannot be certain as to the standards a court would use to determine whether or not we or any Guarantors were insolvent at the relevant time, or, regardless of the standard that a court uses, whether the Notes or the Guarantees would be subordinated to our or any of the Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of Guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or the Guarantees (the effect being that holders of the Notes would cease to have a claim under the Notes or the Guarantees) or could require the holders of the Notes to repay any amounts received with respect to the Notes or that Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the voiding of the Notes or any Guarantees could result in an event of default with respect to the Notes or our and our subsidiaries’ other debt that could result in acceleration of the Notes or that debt.

Although the Indenture will contain a provision intended to limit each Guarantor’s liability under its Guarantee of the Notes to the maximum amount as will not result in the obligations of such Guarantor under its Guarantee of the Notes constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state law, this provision may not be effective to protect such Guarantees of the Notes from being voided under fraudulent conveyance, fraudulent transfer or similar laws, or prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court for the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA,

Inc. v. Citicorp N. Am., Inc. voided certain secured guarantees issued by certain subsidiary guarantors notwithstanding the existence of a similar provision which the court found to be ineffective in that case; this decision was affirmed by the Eleventh Circuit Court of Appeals on May 15, 2012. If any Guarantees of the Notes by the relevant Guarantor was held to be unenforceable, the Notes would be effectively subordinated to all indebtedness, guarantees and other liabilities, including trade payables, and preferred equity of such Guarantor.

Finally, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees of the Notes to other claims against us or any Guarantors under the principle of equitable subordination if the court determines that (i) the holder of Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances and you may not receive any payments from some or all of the Guarantors.

When the Notes are first issued they will only be guaranteed by the Guarantors and they will not be guaranteed by any of our other subsidiaries and none of our subsidiaries will be required to guarantee the Notes in the future, subject to release of any such Guarantor from its obligations under such Guarantee as described in “Description of the Notes—Guarantees” and to the automatic and permanent release and termination of all such Guarantees as described in “Description of the Notes—Guarantees.” The obligations of each Guarantor under its Guarantee of the Notes will be limited to the maximum amount as will not result in the obligations of such Guarantor under such Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state laws. By virtue of this limitation, a Guarantor’s obligation under its Guarantee of the Notes could be significantly less than amounts due and payable with respect to the Notes, or a Guarantor may have no obligation under its Guarantee of the Notes. Moreover, this limitation may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws or to prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. Furthermore, the Notes will lose the benefit of a particular Guarantee thereof if it is permanently released and terminated under the circumstances described in “Description of the Notes—Guarantees.” You will not have a claim as a creditor against any subsidiary that does not guarantee the Notes or whose Guarantee of the Notes has been released or terminated, and the indebtedness, guarantees and other liabilities, including trade payables, whether secured or unsecured, and preferred equity of those subsidiaries will effectively be senior to claims of holders of the Notes.

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes, at any time in whole or from time to time in part prior to their maturity, as described under “Description of the Notes—Optional Redemption of the Notes.” We may redeem Notes at times when market interest rates may be lower than market interest rates as of the issue date. Accordingly, if we redeem Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the Notes.

We may invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to utilize approximately $987.3 million of the net proceeds of this offering to (i) to fund the purchase of the Tender Offer Notes that are accepted subject to the terms and conditions of Tender Offer, and the payment of related accrued and unpaid interest, premiums, fees and expenses, (ii) to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under our commercial paper program. We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects. Although we intend to allocate an amount equal to the net proceeds from this offering to Eligible Green Projects, we will retain broad discretion over the use or allocation of the net proceeds from this offering. We are not contractually committed to allocate any net proceeds from this offering to Eligible Green Projects, and our failure to do so will not be an event of default under the indenture governing the Notes. We have significant flexibility in applying the net proceeds and we intend to use the net proceeds from this offering as described in “Use of proceeds,” but because the net proceeds are not required to be allocated to any specific investment or transaction, we cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The market price of the Notes may be impacted by any failure by us to allocate an amount equal to the proceeds from this offering to Eligible Green Projects or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the Notes. No assurance is or can be given by us, any of the underwriters, the green bond structuring agents or any other person as to whether the use of proceeds will meet investor criteria and expectations regarding environmental impact and sustainability performance. In particular, no assurance is given by us, any of the underwriters, the green bond structuring agents or any other person that the use of such proceeds will satisfy, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Green Projects or uses, the subject of or related to, the relevant Eligible Green Projects). Adverse environmental or social impacts may occur during the design, construction and operation of the projects or the projects may become controversial or criticized by activist groups or other stakeholders. In addition, there can be no assurance that the Eligible Green Projects will achieve their expected carbon reduction or other benefit.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including the Second-Party Opinion delivered to us by an outside consultant we retained with recognized expertise in environmental, social and governance research and analysis and, in particular, with respect to whether any Eligible Green Projects fulfill any green, environmental, social, sustainability or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into or form part of this prospectus supplement. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, green bond structuring agent or any other person to buy, sell or hold the Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein or the provider of such opinion or certification for the purpose of any investment in the Notes. As of the date of this prospectus supplement, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may materially and adversely affect the trading price of the Notes or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

Proposed changes to U.S. tax laws could result in adverse consequences for non-U.S. persons owning or disposing of the Notes.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury. Changes to the tax law, which may have retroactive application, could have a material adverse effect on the Issuer and/or any holder of Notes. In particular, the U.S. House of Representatives passed the “One Big Beautiful Bill Act” on May 22, 2025 and this proposal is being considered by the U.S. Senate. This bill contains proposed Section 899 of the Code which, if enacted in the form passed by the House, may have material and adverse effects on the U.S. tax treatment of the holders of the Notes that are non-United States persons who are tax resident in countries with certain identified tax law. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to the Issuer and/or holders of the Notes will be changed. Prospective investors are urged to consult with their own tax advisors before making an investment in the Notes, including regarding the potential tax consequences of proposed Code Section 899 to an investment in Notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $987.3 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to utilize approximately $987.3 million of the net proceeds of this offering (i) to fund the purchase of the Tender Offer Notes that are accepted subject to the terms and conditions of Tender Offer, and the payment of related accrued and unpaid interest, premiums, fees and expenses (See “Prospectus Supplement Summary—Tender Offer”), (ii) to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility, or (iii) to temporarily repay a portion of the outstanding borrowings under our commercial paper program. We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects (as defined below).

Consistent with our publicly available Sustainability Investment Policy and the categories referenced by the International Capital Markets Association (“ICMA”) Green Bond Principles (“GBP”) and the Loan Syndications and Trading Association (“LSTA”) Green Loan Principles (“GLP”), “Eligible Green Projects” as used herein means projects intended to reduce carbon emissions or provide other environmental benefits as outlined in the table below. Eligible Green Projects are expected to be located in the United States.

The United Nations has established 17 Sustainable Development Goals (“SDGs”), which serve as the blueprint to achieve a better and more sustainable future for all. Of the 17 SDGs, we have identified at least seven that closely align with our strategy and where we have the opportunity to create impact through our green financings.

These Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of this offering and projects with disbursements to be made within two years following the issue date. See “—Management of Proceeds of the Notes.”

Eligible Categories	Eligibility Criteria
Renewable Energy

Grid-Connected (“GC”) Generation and Storage

•  Onshore and Offshore Wind

•  Solar and Solar-plus-Storage

•  Standalone Storage[1]

Behind-The-Meter (“BTM”) Distributed Generation and Storage[2]

•  Commercial and Industrial Solar and Solar-plus-Storage

•  Community Solar and Solar-plus-Storage

•  Residential Solar and Solar-plus-Storage

Energy Efficiency

BTM distributed building or facility projects in both the public and private sectors that reduce energy usage and/or cost through energy efficient improvements, including:

•  HVAC

•  Lighting

•  Energy controls

•  Roofs

•  Windows

•  Building shells

Pollution Prevention and Control	Renewable Natural Gas (“RNG”) projects[3], including: • Anaerobic digestion food waste to RNG • Landfill Gas (LFG)-to-RNG • Wastewater Treatment Biogas (WWTPB)-to-RNG
Clean Transportation	Transportation fleet decarbonization and optimization[4]

Eligible Categories	Eligibility Criteria
Terrestrial and aquatic biodiversity	Ecological restoration projects designed for wetland protection and protected species habitat creation and restoration
Sustainable water and wastewater management	Ecological restoration projects designed to improve water quality, mitigate pollution runoff into downstream waterways, improve the ecology of freshwater streams and improve flood control infrastructure

Process for Project Evaluation and Selection

Our Investment team, which is responsible for evaluating all investments, works with our Sustainability and Impact team to assess whether specific projects meet the established eligibility criteria to qualify as Eligible Green Projects. This group is responsible for verifying the suitability, eligibility, and categorization of such projects in collaboration with internal experts and stakeholders. Our Investment Committee, comprised of representatives of our Leadership Team, is responsible for issuing formal approval for each investment.

Our investment process is guided by our Sustainability Investment Policy, which mandates the quantification of potential environmental impacts as one of the initial steps in our investment screen. To meet our sustainability investment threshold, a proposed investment must either reduce or be neutral on carbon emissions, or have some other tangible environmental benefit such as reducing water consumption. We calculate avoided carbon emissions efficiency using CarbonCount® and quantifiable water use reduction benefits using WaterCount. We also consider other environmental benefits, such as climate resilience and biodiversity protection and enhancement.

As part of the project evaluation and selection process, we collaborate with partner law firms to identify, mitigate, and manage perceived environmental and social risks through diligence of project partners, project siting, environmental impact assessments, location permitting, and community engagement.

Management of Proceeds of the Notes

Cash equal to the net proceeds from this offering in our general account will be earmarked for allocation to Eligible Green Projects in accordance with the Green Bond Framework. Allocation of proceeds is done on a specific identification basis, with deals being identified as they are funded after the closing of this offering. Unallocated proceeds will be tracked and may be temporarily used to repay certain indebtedness and/or held in cash or cash equivalents in accordance with our policies until they are allocated.

As long as the Notes remain outstanding, our internal records will show the allocation of such proceeds from this offering to Eligible Green Projects. We intend to allocate the proceeds from this offering within two years following this offering.

Prior to the full investment of an amount equal to such net proceeds, we intend to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities and/or may be temporarily used to repay certain indebtedness.

Payment of principal of and interest on the Notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects.

Allocation and Impact Reporting

During the term of the Notes, until such time as cash equal to the net proceeds of this offering have been fully allocated to Eligible Green Projects, we will publish annual updates on our website and thereafter as necessary in case of material developments, detailing, at a minimum, the allocation of such net proceeds from this offering to specific Eligible Green Projects along with the associated CarbonCount®.

Project impacts are reported on an anonymized project level in our annual Sustainability & Impact Report using CarbonCount®. While baseline emissions are included in the CarbonCount® calculation, such baseline emissions may not be publicly reported for each project.

Where feasible, annual reporting will also include qualitative and quantitative impact indicators. Examples of impact indicators that may be included are below:

Eligible Categories	Impact Reporting Metrics
Renewable Energy	• CarbonCount® (metric tons of CO2e avoided annually per $1,000 invested)

Energy Efficiency	• Avoided Emissions (metric tons of CO2e avoided annually)

Pollution Prevention and Control Clean Transportation	• Renewable or Avoided Generation (MWh)

Terrestrial and aquatic biodiversity	• Qualitative summary of biodiversity benefits

Sustainable water and wastewater management	• WaterCountTM (thousand gallons of avoided water consumption per $1,000 invested)

We also intend to report on the geography, market, and technology of projects that receive allocation.

External Review

Second-Party Opinion: We have obtained a Second-Party Opinion on our Green Bond Framework to ensure its alignment with the 2021 Green Bond Principles. Our commitment to best practices mandates that we review our Green Bond Framework periodically to align with the most up-to-date versions of the Green Bond Principles. Such periodic reviews may lead to necessary updates or amendments to the Green Bond Framework. In the event of a substantial amendment to the Green Bond Framework, we will seek an updated Second-Party Opinion. Neither the Green Bond Framework, the Second-Party Opinion nor the information contained on such Second-Party’s website is and should be deemed a part of this prospectus supplement or any other document incorporated by reference herein.

Third-Party Assurance: Annually, we plan to engage a qualified independent third-party to assure the allocation of net green financing proceeds to Eligible Investments, following the Eligibility Criteria specified in the Green Bond Framework, with the assurance statement published alongside our annual Sustainability & Impact Report. These updates will include a management assertion that an amount equal to the net proceeds from this offering was allocated to qualifying Eligible Green Projects, and a report from an independent accountant about their examination of management’s assertion following attestation standards established by the American Institute of Certified Public Accountants. Please note that the information and materials found on our website, except for our Securities and Exchange Commission filings expressly described under “Where you can find more information” in this prospectus supplement, are not part of this prospectus supplement and are not incorporated by reference herein.

[1]

Standalone storage projects that are connected to the electric grid will charge and discharge in systems that are not always 100% renewable electricity. There are still tangible long term climate benefits attributable to these projects: (1) Renewables are an intermittent resource, so increased penetration of storage assets improves the reliability of the grid and allows for (a) more deployment of low-cost renewables and (b) more retirements of thermal (higher emissions) assets. (2) Standalone storage projects can charge during hours of the day when renewables are the marginal unit, and discharge later when a fossil-fuel generator is on the margin, creating calculable emissions benefits by replacing dirtier electricity with energy from cleaner sources. Note we are also a member of the Energy Storage Solutions Consortium (ESSC), which is seeking to develop an independently verified methodology for quantifying the carbon benefits of storage projects.

[2]

BTM storage projects that are connected directly to renewable generating assets charge on clean energy and, when discharged, replace energy from the grid that would likely have a higher emissions rate.

[3]

To be considered eligible projects, RNG projects are required to uphold certain emissions thresholds. Such thresholds maintain that (1) the RNG must be derived from renewable feedstocks, such as biogas from landfills, wastewater treatment plants, biomass, or agricultural or animal waste. The feedstock must be considered renewable and not from fossil-based sources; (2) RNG projects must comply with all relevant environmental regulations and permitting requirements. This includes obtaining any necessary permits for the collection, processing, and distribution of RNG; (3) RNG projects may need to undergo certification by an accredited third-party auditor to verify that they meet the necessary emissions thresholds and environmental criteria; and (4) RNG projects must maintain detailed records and documentation of feedstock sourcing, emissions calculations, and other relevant information. The generated fuel is primarily used in the transportation market although use cases are expanding to other fuel uses.

[4]	Sustainable transportation comprises modernization of vehicle fleets through software and the eventual electrification of entire fleets.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2025: (1) on a historical basis, (2) on an as adjusted basis taking into account repayment of our 2025 Exchangeable Notes using our Unsecured Credit Facility and (3) on an as further adjusted basis giving effect to issuance and sale of the Notes in this offering and reflecting the use of the net proceeds to (i) to fund the purchase of the Tender Offer Notes that are accepted subject to the terms and conditions of Tender Offer, and the payment of related accrued and unpaid interest, premiums, fees and expenses (See “Prospectus Supplement Summary—Tender Offer” and “Use of Proceeds”), (ii) to temporarily repay a portion of the outstanding borrowings under our unsecured revolving credit facility, (iii) to temporarily repay a portion of the outstanding borrowings under our commercial paper program and (iv) reflect offering costs of approximately $8.9 million (see “Use of Proceeds”).

	As of March 31, 2025
	Historical	As adjusted(1)	As further adjusted
		(Dollars in thousands)
Cash and cash equivalents	$67,390	$67,390	$67,390

Liabilities:
Credit facilities	995	221,657	—
Commercial paper notes	430,417	430,417	172,220
Term loans payable	403,049	403,049	403,049
Non-recourse debt (secured by assets of $300 million)	125,213	125,213	125,213
Convertible/exchangeable notes	618,335	397,673	397,673
Other liabilities	282,591	282,591	282,591
Senior unsecured notes	3,144,617	3,144,617	2,637,207
2031 Notes offered hereby	—	—	592,848	(2)
2035 Notes offered hereby	—	—	394,416	(3)

Total Liabilities	$5,005,217	$5,005,217	$5,005,217

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and no shares issued and outstanding, historical and as adjusted	—	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized; 120,708,587 issued and outstanding, historical and as adjusted	1,207	1,207	1,207
Additional paid-in capital	2,646,415	2,646,415	2,646,415
Retained earnings (deficit)	(291,895)	(291,895)	(291,895)
Accumulated other comprehensive income (loss)	37,675	37,675	37,675
Non-controlling interest(4)	77,342	77,342	77,342
Total stockholders’ equity	$2,470,744	$2,470,744	$2,470,744

Total capitalization	$7,193,370	$7,193,370	$7,193,370

(1)

As of March 31, 2025, on an “as adjusted” basis, our debt-to-equity ratio is 1.9x. We calculate this amount as $5.0 billion of Total liabilities less $282.6 million of Other liabilities divided by Total stockholders’ equity of $2.5 billion.

(2)	This reflects $5.2 million of fees and expenses for the offering of the 2031 Notes.
(3)	This reflects $3.7 million of fees and expenses for the offering of the 2035 Notes.
(4)

As of March 31, 2025, we owned over 99% of the limited partnership units (“OP units”) of the Operating Partnership and less than 1% of the OP units were owned by other limited partners. The outstanding OP units held by limited partners are redeemable for cash, or at our option, for a like number of shares of the common stock. Excludes 1,510,230 OP units issuable upon vesting and conversion of limited partner profit interest units in the Operating Partnership.

DESCRIPTION OF THE NOTES

Set forth below is a summary of the particular terms of the notes. This prospectus supplement contains descriptions of certain terms of the notes and the Indenture (as defined below) but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture governing the notes, including the definitions of specified terms used in the Indenture. In addition to reading this description of the notes, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes.

General

HA Sustainable Infrastructure Capital, Inc. (the “Issuer,” and together with the Guarantors (as defined below), the “Credit Parties”) will initially issue $600,000,000 aggregate principal amount of 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Notes”) and $400,000,000 aggregate principal amount of 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”). The Notes will initially be fully and unconditionally guaranteed on a joint and several basis by Hannon Armstrong Sustainable Infrastructure, L.P., Hannon Armstrong Capital, LLC, HAT I, HAT II, HAC Holdings I LLC and HAC Holdings II LLC (collectively, the “Guarantors”). None of the subsidiaries of the Issuer, other than the Guarantors, will guarantee the Notes.

The Notes will be issued under an indenture (the “Base Indenture”), to be dated on or about June 24, 2025, among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by an officer’s certificate to be dated the issue date of the Notes (the “Officer’s Certificate”, and together with the Base Indenture, the “Indenture”). The terms of the Notes will include those made part of the Indenture by reference to the TIA. The Notes are subject to all of these terms, and holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2031 Notes will mature on January 15, 2031 and the 2035 Notes will mature on July 15, 2035, unless the Issuer redeems or repurchases the Notes prior to such date, including as described below under “—Optional Redemption of the Notes” and “—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The terms of the Notes are stated in the Indenture. The Indenture will not limit the amount of other debt that the Issuer or any Guarantor may incur. The Issuer may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Indenture in addition to the Notes. The terms and conditions of those debt securities will be set forth in those debt securities and the supplemental indenture pursuant to which those debt securities are issued. The Issuer may also, from time to time, without the consent of the holders of the Notes, increase the principal amount of the Notes that may be issued under the Indenture and issue additional Notes. Any such additional Notes will have the same terms as the Notes being offered by this prospectus supplement, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the Notes being offered by this prospectus supplement. The Notes offered hereby and any additional Notes subsequently issued under the Indenture, will become part of the same series, including for purposes of voting, redemptions and offers to purchase. If any such additional Notes are not fungible with the series of Notes being offered by this prospectus supplement for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP and ISIN number.

Principal and Interest

The 2031 Notes will bear interest from and including June 24, 2025 at an annual rate of 6.150%. The 2035 Notes will bear interest from and including June 24, 2025 at an annual rate of 6.750%. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2026 to the persons in whose names the Notes are registered at the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a business day). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as described below under “—Offer to Repurchase Upon a Change of Control Repurchase Event,” the Issuer will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes.

Amounts due on the stated maturity date or any earlier redemption or repurchase date of the Notes will be payable at the corporate trust office of the Trustee, initially at 185 Asylum Street, 27th Floor, Hartford, CT 06103 or such other corporate trust office as provided for in the Indenture. The Issuer will make payments of principal, premium, if any, redemption or repurchase price and interest in respect of the Notes in book-entry form to The Depository Trust Company (“DTC”) in immediately available funds, while disbursement of such payments to owners of beneficial interests in such Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. If any of the Notes are no longer represented by a global security, payment of interest on the Notes may, at our option, be made by check mailed directly to holders at their registered addresses or by wire transfer to such holders in accordance with the wire instructions for such holders as set forth in the registrar.

The Trustee will initially act as paying agent for payments with respect to the Notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the Notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the redemption or repurchase price on Notes which remain unclaimed at the end of two years after such principal, interest, premium, if any, or redemption or repurchase price has become due and payable will be repaid to the Issuer upon request, and the holder of such Notes thereafter may, as an unsecured general creditor, look only to the Issuer for payment thereof, and any liability of the Trustee or such paying agent with respect to such trust money, and any liability of the Issuer as trustee thereof, shall cease.

Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a Note. However, the Issuer and/or the Trustee may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes.

The Issuer is not required to transfer or exchange any Notes selected for redemption or repurchase for a period of 15 days before delivery of a notice of redemption or repurchase of the Notes to be redeemed or repurchased, as the case may be.

If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, redemption or repurchase price and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.

As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption or repurchase price of, the Notes are payable.

The Trustee will not have any responsibility to calculate, determine or verify the interest rate, nor will it be liable to the Issuer, the holders or any party for, any calculation thereto.

Guarantees

The obligations of the Issuer pursuant to the Notes and the Indenture, including any repurchase obligation resulting from a Change of Control Repurchase Event (as defined below), will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a senior basis, by each of the Guarantors.

None of the subsidiaries of the Issuer, other than the Guarantors, will guarantee or have any obligation in respect of the Notes. The Issuer and the Guarantors depend upon funds from their respective subsidiaries to meet their obligations in respect of the Notes or the Note Guarantees, as applicable.

Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

See “Risk Factors—Risks Related to the Notes and to this Offering—Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees” and “Risk Factors—Risks Related to the Notes and to this Offering—A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances, and you may not receive any payments from some or all of the Guarantors.”

The Note Guarantee of a Guarantor will terminate:

•

if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined herein) (other than the Notes offered hereby) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor;

•

if such Guarantor is sold or disposed of (whether by stock sale, merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions;”

•

if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under the last bullet point of the first paragraph under “– Events of Default, Notice and Waiver” below);

•	upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a subsidiary of the Issuer that is not a Guarantor or (b) the Issuer or another Guarantor;

•	if the Issuer effects a defeasance or discharge of the Notes, as provided in “—Defeasance and Discharge;” or

•	upon full and final payment of the Notes.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or is otherwise permitted by the “Limitation of Liens” covenant.

Ranking

The Notes are:

•	senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future senior unsecured Indebtedness and senior unsecured guarantees of the Issuer;

•

effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of the Issuer to the extent of the value of the assets securing such Indebtedness and guarantees;

•	senior in right of payment to any future subordinated Indebtedness and subordinated guarantees of the Issuer; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the Notes as described below).

The Notes will be guaranteed solely by the Guarantors. None of the Issuer’s other current or future subsidiaries will be required to guarantee the Notes in the future.

The Note Guarantee from each Guarantor is:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured Indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such Indebtedness and guarantees;

•	senior in right of payment to any future subordinated Indebtedness and subordinated guarantees of such Guarantor; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

“Indebtedness” shall mean (i) any obligation of, or any obligation guaranteed by, the Issuer or any Guarantor for which such Person is responsible or liable as obligor or otherwise, including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings), in respect of (a) indebtedness for money borrowed, (b) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (c) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (d) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction or (e) any obligation referred to in any of clauses (a) through (d) above of other persons secured by any lien on any property or asset of the Issuer or any Guarantor (to the extent of the value of the property or asset subject to such lien) and (ii) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the Notes or thereafter created, assumed or incurred.

Substantially all of the business of the Credit Parties is conducted through their subsidiaries, which are separate and distinct legal entities that (except for the Credit Parties themselves) have no contractual or other obligations to make payments due on the Notes or to provide funds for that purpose. Therefore, the ability of the Credit Parties to make payments due on the Notes and to meet their other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to them by, subsidiaries that are not Credit Parties. The availability of funds from such subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans. The Issuer cannot assure you that such subsidiaries will have sufficient funds, or that agreements governing the existing and future indebtedness of such subsidiaries will not restrict or prevent such subsidiaries from providing the Credit Parties with sufficient funds, to make payments on the Notes when due and to meet their other cash needs, and the Indenture does not restrict such subsidiaries from entering into such restrictive agreements. Furthermore, Credit Parties guarantee many of the obligations of our subsidiaries, and Credit Parties may guarantee obligations of our subsidiaries in the future. Such guarantees may require the Credit Parties as described above to provide substantial funds or assets to our subsidiaries or their creditors at a time when the Credit Parties need liquidity to fund their own obligations, such as the Notes. In addition, the Notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries (other than the Credit Parties).

Furthermore, the Notes and any Note Guarantees by our subsidiaries are unsecured and therefore do not have the benefit of any collateral. Accordingly, the Notes and any Note Guarantees are effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of the Issuer and any Guarantors to the extent of the value of the assets securing such secured Indebtedness and secured guarantees.

The Indenture will not contain any limitations on the amount of additional Indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur.

As of March 31, 2025, we had approximately $4.7 billion of total consolidated indebtedness, of which approximately $287.8 million was secured indebtedness. Of that $4.7 billion of total consolidated indebtedness, approximately $4.4 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, HAC, HAC Holdings I, HAC Holdings II, HAT I and HAT II, or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, approximately $162.6 million was indebtedness of the non-Guarantor subsidiaries guaranteed (for purposes of GAAP) by the Issuer and any Guarantor, and approximately $287.6 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.

Furthermore, as of March 31, 2025, $200.0 million of the 2025 Exchangeable Notes, $403.0 million of the 2028 Exchangeable Notes, $1.0 billion of the 2026 Senior Notes, $750.0 million of the 2027 Notes and $375.0 million of the 2030 Senior Notes, which would rank pari passu with the Notes together with the guarantees thereof as of the issue date, were outstanding.

As of March 31, 2025, we had $240.4 million of outstanding debt under the Unsecured Term Loan Facility, no outstanding borrowings under our Unsecured Credit Facility and $162.6 million of outstanding debt under the Secured Term Loan Facility. As of March 31, 2025, our borrowings under the Secured Term Loan Facility were secured by $413.6 million of assets. As of March 31, 2025, we had no outstanding debt under the Credit-Enhanced Commercial Paper Program and $430.4 million of outstanding debt the Standalone Commercial Paper Program. To enhance the credit of the notes under the Standalone Commercial Paper Program, we reserve availability under the Unsecured Credit Facility for the amount of any outstanding notes under the Standalone Commercial Paper Program. As of March 31, 2025, $1.1 billion of debt was available for borrowing under the Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program and $125.0 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program. For additional information, see “Use of proceeds” and “Capitalization.”

Certain Covenants

The Issuer and the Guarantors have agreed to certain restrictions on their activities for the benefit of holders of the notes. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the notes are outstanding. The Indenture will not contain any covenants other than those summarized below and will not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the Indenture will not protect holders of notes in the event of certain highly leveraged transactions.

Limitations on Liens

The Indenture will provide that the Credit Parties will not, and will not cause or permit any of their respective Covered Subsidiaries to, create, assume, incur or guarantee any Indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any Voting Stock or profit participating equity interests of their respective Covered Subsidiaries (to the extent of their ownership of such Voting Stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other Indebtedness of the Credit Parties ranking equally in right of payment with the notes) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the Voting Stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of the Credit Parties and their respective Covered Subsidiaries.

“Capital Stock” means:

(1) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Issuer in good faith.

“Covered Subsidiaries” means the subsidiaries of the Credit Parties, but excluding the Excluded Subsidiaries and the Securitization Entities.

“Excluded Subsidiary” means any (i) limited partnership, limited liability company, corporation or equivalent entity that is organized under the laws of a jurisdiction other than any state of the United States and (ii) any subsidiary of an entity described in clause (i).

“Permitted Liens” means (i) liens on Voting Stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of the Issuer or is merged into a direct or indirect subsidiary of the Issuer (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclause (ii) above, (iv) liens existing on the issue date of the Notes offered hereby, (v) liens on Voting Stock or profit participating equity interests of any subsidiary of a Credit Party that is not itself a Credit Party securing Indebtedness or any other obligations of a subsidiary of a Credit Party that is not itself a Credit Party (vi) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed 10% of total assets, as reported on the consolidated balance sheet of the Issuer, (vii) any lien renewing, extending or refunding any lien permitted by clauses (i) through (vi) above without increase of the principal of the Indebtedness secured thereby (other than by the amount of fees and expenses in connection therewith), and (viii) liens securing hedging obligations to manage interest rate, currency or commodity risks and not speculative purposes.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding up.

“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether now existing or formed after the issue date of the Notes).

“subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other subsidiary of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall mean the referent Person has the power, directly or indirectly, to direct or cause the direction the management or policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarity, it is understood and agreed that, anything in this Description of The Notes to the contrary notwithstanding, non-consolidated entities (within the meaning of GAAP) shall not be deemed to be subsidiaries of any Person.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

Consolidation, Merger, Sale of Assets and Other Transactions

None of the Credit Parties shall be party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), other than sales, assignments, transfers, losses, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments (in each case, as defined below) or other securities or assets in each case, in the ordinary course of business, unless:

•

the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default (as defined below) has occurred and is continuing; and

•

the Issuer delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any Notes remain outstanding, each of the Credit Parties must be organized under the laws of the United States or any state thereof or the District of Columbia.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the Notes and Note Guarantees.

Any substitution of a Successor Party for the applicable Credit Party might be deemed for U.S. federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its option to redeem the Notes as described below, the Issuer will make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”). Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Issuer will give notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Notes being repurchased by the Issuer.

The paying agent will promptly deliver to each holder of Notes properly tendered the Repurchase Price for the Notes, and upon receipt of a written direction from the Issuer, the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note representing any unpurchased portion of any Notes surrendered will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn in respect of its offer or (ii) the Issuer has given written notice of a redemption as provided below under “—Optional Redemption of the Notes.”

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The failure of the Issuer or the Guarantors to repurchase the Notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the Notes exercise their right to require the Issuer to repurchase the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any revolving credit facility or other debt instruments to which the Issuer or the Guarantors are or could become party, including the acceleration of the maturity of any borrowings thereunder. It is possible that the Credit Parties will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Credit Parties’ other debt and the Notes. See “Risk Factors—Risks Related to the Notes and the Guarantees—The Issuer may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the combined assets of the Credit Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Credit Group to another Person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the rating on the Notes is (A) lowered by two or more Rating Agencies in respect of a Change of Control and (B) the Notes are rated below Investment Grade (as defined below) by (i) both Rating Agencies if the Notes are rated by two Rating Agencies or (ii) two of such Rating Agencies if the Notes are rated by three Rating Agencies on any date from the date of the public notice of a transaction or transactions that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each Rating Agency making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•

the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes), other than any of the Issuer’s subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the issue date of the Notes), directly or indirectly, of Voting Stock of the Issuer representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Issuer; or

•

the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Issuer and/or one or more subsidiaries of the Issuer).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Issuer becomes a direct or indirect subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in the second bullet point of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Issuer in good faith determines to be consistent with past practice of the Issuer or any of its subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Issuer or any of its subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of capital stock or assets or otherwise.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Recourse Indebtedness” means any Indebtedness of the Issuer or any of its subsidiaries recourse for payment for which is limited to investment assets of a subsidiary (or group of subsidiaries) of the Issuer holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such subsidiary or group of subsidiaries) and/or the general credit of such subsidiary (or group of subsidiaries) but for which recourse shall not extend to the general credit of the Issuer or any other of its subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Issuer or its subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Repurchase Agreement” means an agreement between the Issuer and/or any of its subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Issuer and/or such subsidiary or subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, capital stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any applicable assets that are or may be sold by the Issuer or any of its subsidiaries pursuant to a Repurchase Agreement.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Securitization Assets” means servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized or having non-recourse debt issued against.

Reports to Holders

The Issuer shall file (1) with the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the “SEC”) may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations, and (2) with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents, and reports with respect to compliance by such obligor with the conditions and covenants provided for in the Indenture, as may be required by such rules and regulations.

Anything in the Indenture to the contrary notwithstanding, the Issuer shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any information pursuant to the immediately preceding paragraph of this “—Reports to Holders” section by (a) filing or furnishing such information (or another document containing the information) with the SEC for public availability or (b) posting such information (or another document containing the information) on a website (which may be a password protected website) hosted by the Issuer or by a third party.

Optional Redemption of the Notes

Prior to the applicable Par Call Date (as defined below), we may redeem the applicable series of Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 35 basis points in respect of the 2031 Notes or (ii) 40 basis points in respect of the 2035 Notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the applicable series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem such Notes at our option, in whole or in part, at any time and from time to time, on notice given not more than 60 days nor less than 10 days prior to the redemption date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means (i) with respect to the 2031 Notes, December 15, 2030 (one month prior to the maturity date of the 2031 Notes) and (ii) with respect to the 2035 Notes, April 15, 2035 (three months prior to the maturity date of the 2035 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will not have any responsibility to calculate, determine or verify the redemption price, nor will it be liable to the Issuer, the holders or any party for, any calculation thereto.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such method as the Trustee deems fair and appropriate, including by lot (if such Notes are not in the form of one or more global securities) or pro rata in accordance with the procedures of DTC (or another depositary). A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notice of any redemption will be delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding applicable series of Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such Notes are to be surrendered for payment of the redemption price; and the CUSIP or ISIN number of the Notes to be redeemed. No Notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the Notes are registered in the name of DTC (or another depositary) or such depositary’s nominee, the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Notice of any redemption upon completion of any transaction or other event may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition precedent and, if applicable, shall state that, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied (or waived by us in our sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by us if we determine in our sole discretion that any or all of such conditions precedent will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as our paying agent with respect to the Notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued and unpaid interest on, all of the Notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the Notes to be redeemed, and interest, if any, on the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Upon surrender of any such Notes for redemption, we will pay those Notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any Notes to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and upon the receipt of a written direction of the Issuer, the Trustee will authenticate and deliver to a holder without service charge, new Notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the Notes that holder surrenders.

Mandatory Redemption; Open Market and Other Purchases

Except as described above under “—Offer to Repurchase Upon a Change of Control Repurchase Event,” the Issuer will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the Indenture with respect to each series of Notes:

•	the Issuer’s failure to pay any interest on the Notes of such series when due and payable, continued for 30 days;

•

the Issuer’s failure to pay principal (or premium, if any) on any Notes of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	the Issuer’s failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the Notes of such series for 90 days after the Issuer receives written notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive written notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Significant Subsidiary of the Issuer; and

•

a Note Guarantee with respect to such series of Notes of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Note Guarantee with respect to such series of Notes (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

The Trustee is not to be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless, except with respect to certain events of default as provided for in the Indenture, written notice of such default or Event of Default has been given to a responsible officer of the Trustee by the Issuer or any holder at its corporate trust office and such notice references the Issuer, the Notes and the Indenture.

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the issue date of the Notes, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Issuer pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

If an Event of Default with respect to a series of Notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare, by notice as provided in the Indenture, the principal amount of all outstanding Notes of such series to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization of the Issuer, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to a series of Notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding Notes of such series, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any Note, or the Repurchase Price in connection with a Change of Control Repurchase Event, or the redemption price in connection with any redemption of Notes of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each Note affected, provided that there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such default or Event of Default.

The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice and is continuing), with respect to a series of Notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any Note of such series, or the Repurchase Price in connection with a Change of Control Repurchase Event, or the redemption price in connection with any redemption of Notes of such series, the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.

The Trustee, subject to its duties during a default to act with the required standard of care, may require indemnification and/or security by the holders of the series of Notes, satisfactory to the Trustee, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such right of indemnification and/or security and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Notes of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series; provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of Notes may institute any action against the Credit Parties under the Indenture or the Notes (except actions for payment of overdue principal of (and premium, if any) or interest on such Notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes of such series specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding Notes of such series under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a greater principal amount of the Notes of such series.

The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

Defeasance and Discharge

Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations (in the case of United States government obligations or a combination of money and United States government obligations), or both, to pay the principal of, premium, if any, and interest on, the applicable series of Notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations to holders of the Notes of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. The Issuer also may, at its option, be released from the obligations imposed by provisions of the Indenture and any restrictive covenants of the Notes of such series, including those described in “—Offer to Repurchase Upon a Change of Control Repurchase Event,” “—Consolidation, Merger, Sale of Assets and Other Transactions,” and “—Limitations on Liens,” and it may elect not to comply with those covenants without creating an Event of Default under the Notes of such series.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may modify the Indenture and any series of Notes in a manner that affects the interests or rights of the holders of Notes of such series with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series at the time outstanding. However, the Indenture will require the consent of each holder of Notes of such series affected by any modification that would:

•	change the fixed maturity of, or any installment of principal or interest on, the Notes of such series;

•	reduce the principal amount of the Notes of such series payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce the price at which the Notes of such series must be repurchased in connection with a Change of Control Repurchase Event;

•	reduce any premium payable upon the redemption or change the date on which the Notes of such series must be redeemed;

•	change the currency in which the Notes of such series or any premium or interest is payable;

•

impair the contractual right of any holder to bring suit for the payment of principal, premium, if any, and interest on its Notes of such series, on or after the respective due dates expressed or provided for in such Notes of such series;

•

reduce the percentage in principal amount of outstanding Notes of such series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	subordinate the Notes of such series or any applicable Note Guarantee in right of payment to any other obligation of the Issuer or the applicable Guarantor;

•	release the Note Guarantees with respect to such series of Notes other than in accordance with the Indenture; or

•	modify any of the above provisions described in the foregoing bullet points.

The Issuer, the Guarantors and the Trustee may also modify and amend the Indenture and the any series of Notes without the consent of any holders of Notes of such series to:

•

add covenants that would benefit the holders of the Notes of such series, surrender any right or power conferred upon the Issuer or any Guarantor under the Indenture, under any supplemental indenture or under the Notes of such series;

•

evidence the succession of another Person to the Issuer or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or such Guarantor, pursuant to the Indenture;

•	add any additional Events of Default for the benefit of the holders of the Notes of such series;

•	add new Guarantors or co-issuers;

•	provide for the release of any Guarantor in accordance with the Indenture;

•	secure the Notes of such series;

•

evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture;

•	provide for the issuance of additional Notes of such series;

•	comply with the rules of any applicable depositary;

•

add or change any provisions of the Indenture to permit or facilitate the issuance of Notes of such series in uncertificated form in addition to or in place of certificated Notes of such series (provided that the uncertificated Notes of such series are issued in registered form for purposes of section 163(f) of the Code);

•

cure any ambiguity or omission or correct or supplement any provision of the Indenture, the Notes of such series or any Guarantee which may be defective or inconsistent with any other provision therein;

•	comply with requirements of the TIA and any rules promulgated under the TIA;

•

make any change that would provide any additional rights or benefits to the holders of the Notes of such series or does not adversely affect in any material respect the rights of any holder of the Notes of such series; and

•	conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” as stated in an officer’s certificate.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding Notes of such series to waive compliance with certain covenants contained in the Indenture. Such modification might be deemed for U.S. federal income tax purposes to be an exchange of the Notes of such series for “new” Notes of such series with the modified terms, resulting in recognition of gain or loss for such purposes and possibly certain other tax consequences to the beneficial owners of the Notes of such series. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such modification.

Governing Law

The Indenture, Notes and Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Trustee under the Indenture will be U.S. Bank Trust Company, National Association.

The Indenture will contain limitations on the right of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of the outstanding Notes of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, provided that, the direction would not conflict with any rule of law or with the Indenture, or would not involve they Trustee in personal liability, or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holders). The Indenture will provide that in case an Event of Default shall occur and be known to any trustee and not be cured, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the Trustee’s power. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Notes of such series, unless they shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee.

Book-Entry, Settlement and Clearance

The Global Notes

Each series of Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the global Notes. Upon issuance, each of the global Notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global Note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global Note with DTC’s custodian, DTC will credit portions of the principal amount of the global Note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global Note).

Beneficial interests in global Notes may not be exchanged for the applicable series of Notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the Notes in bearer form.

Payments of principal and interest with respect to each series of Notes represented by a global Note will be made by the trustee to DTC’s nominee as the registered holder of the global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Book-Entry Procedures for the Global Notes

All interests in the global Notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the applicable series of Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global Note, that nominee will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global Note:

•	will not be entitled to have Notes represented by the global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related Notes only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global Note and we do not appoint another institution to act as depositary within 90 days;

•

we notify the trustee that we wish to terminate that global Note (or reduce the principal amount of that global Note) and the beneficial owners of the majority of the principal amount of that global Note (or of the majority of the principal amount of that global Note to be reduced) consent to such termination; or

•

an event of default has occurred with regard to the Notes represented by the relevant global Note, such event of default has not been cured or waived and a beneficial owner of the global Note requests that its Notes be issued in physical, certificated form.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the Notes and the U.S. federal income taxation of the Company. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary.

The summary generally applies only to beneficial owners of the Notes that purchase their Notes in this offering for an amount equal to the issue price of the Notes, which is the first price at which a substantial amount of the Notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the Notes as “capital assets” (generally, for investment). This summary does not address investors that participate in the Tender Offer and prospective investors that participate in the Tender Offer should consult their tax advisors regarding the tax consequences to them of an investment in the Notes. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	U.S. expatriates;

•	dealers in securities or traders in securities who elect to use a mark-to-market method of accounting;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	real estate investment trusts;

•	regulated investment companies;

•	trusts and estates;

•	persons who hold the Notes on behalf of another person as nominees;

•	persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding the Notes through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our Company;

•	tax exempt organizations;

•	persons subject to the base erosion and anti-abuse tax;

•	persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;

•	non-U.S. holders (as defined below), except to the extent discussed below under “—Non-U.S. Holders”; and

•	persons deemed to sell notes under the constructive sale provisions of the Internal Revenue Code.

Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

As used herein, the term “U.S. holder” means a beneficial owner of the Notes that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of a Note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the Notes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE NOTES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES.

U.S. Holders

The following discussion is limited to certain material U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Taxation of Interest

In general, a payment of stated interest on a Note will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

If, however, the stated principal amount of the Notes exceeds their issue price by at least a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity), the Notes will be treated as having been issued with original issue discount, or OID, for U.S. federal income tax purposes. If the Notes are treated as having been issued with OID, U.S. holders will be required to include such OID in income (as ordinary income) over the term of the instrument on a constant yield basis, irrespective of such U.S. holder’s regular method of tax accounting and before the receipt of cash attributable to the income. U.S. holders of Notes with less than a de minimis amount of OID will include this OID in income, as capital gain, on a pro rata basis as principal payments are made on the Notes. As described under the heading “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” in the event of certain Change of Control Repurchase Events, we may be required to repurchase the Notes at a premium. Also, as described under the heading “Description of the Notes—Optional Redemption of the Notes,” we may redeem some or all of the 2031 Notes at a premium prior to December 15, 2030 (one month prior to the maturity date of the 2031 Notes) and some or all of the 2035 Notes at a premium prior to April 15, 2035 (three months prior to the maturity date of the 2035 Notes). According to the applicable Treasury Regulations, the possibility of a redemption premium on the Notes will not affect the amount or timing of interest income recognized by a holder of a Note if either the likelihood of the additional payment, as of the date the Notes are issued, is remote or if the additional payment would maximize the yield of the Notes and is due upon the Issuer’s exercise of an option. We intend to take the position that, with respect to additional payments resulting from a Change of Control Repurchase Event, the likelihood of the payment of this additional amount with respect to the Notes is remote and, with respect to additional payments resulting from an Optional Redemption, the Optional Redemption is exercisable by the Issuer and the payment of this additional amount with respect to the Notes would maximize the yield of the Notes. As a result of the aforementioned, we do not intend to treat the possibility of such additional payments as affecting the yield to maturity of the Notes. Accordingly, any redemption premium payable to holders of the Notes should be includible in gross income by a U.S. holder at the time the payment is paid or accrues in accordance with the U.S. holder’s regular method of tax accounting. Our determination that such possibility is a remote contingency is binding on you, unless you explicitly disclose to the IRS on your tax return for such year during which you acquire the Notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income on the Notes and our deduction with respect to the payments of additional interest. If you receive a redemption premium on the Notes, you should consult your tax advisor concerning the appropriate tax treatment of such payment.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a Note in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest) and the U.S. holder’s tax basis in the Note, increased by OID included in income by the U.S. holder with respect to the Note (if any). The U.S. holder’s tax basis in the Note generally will equal the amount the U.S. holder paid for the Note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, as described under “—U.S. Holders—Taxation of Interest.” The gain or loss recognized by the U.S. holder on the disposition of the Note will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year, or short-term capital gain or loss if the U.S. holder has held the Note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of the Notes (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and investors in pass-through entities that are subject to special treatment under the Internal Revenue Code.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

The following discussion is limited to certain material U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above) and is subject to the discussion above under “Risk Factors—Proposed changes to U.S. tax laws could result in adverse consequences for non-U.S. persons owning or disposing of the Notes.”

Taxation of Interest

Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on a non-U.S. holder’s Notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•	the non-U.S. holder is not a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Internal Revenue Code;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

•	the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (as discussed below under “—Income or Gains Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Certain Redemptions or Other Disposition of Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions or other disposition of Notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of Notes by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business. If any interest on the Notes, or gain from the sale, exchange, redemption or other disposition of the Notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base in the United States), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely furnishing a properly completed and executed IRS Form W-8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a Note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a Note) to a U.S. holder, unless the holder of the Note (i) is a corporation or falls within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Backup withholding generally will not apply to payments on a Note to a non-U.S. holder if the statement described in “—Non-U.S. Holders—Taxation of Interest,” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the statement described in “—Non-U.S. Holders—Taxation of Interest” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a Note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder timely furnishes the required information to the IRS.

Foreign Accounts

Certain provisions of the Internal Revenue Code, commonly referred to as the foreign account tax compliance act, or FATCA, and existing guidance issued thereunder generally imposes a 30% withholding tax on U.S. source payments, including interest and OID (if any) in respect of Notes, held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our Notes are held will affect the determination of whether withholding is required. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these proposed Treasury Regulations are not final, they can be relied upon until final Treasury Regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Holders of our Notes are encouraged to consult with their own tax advisor regarding the possible implications of FATCA on their particular circumstances.

Legislative or Other Actions

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. In particular, proposed legislation has been passed by the U.S. House of Representatives and is currently being considered in the U.S. Senate that, if passed in its current form, would make significant changes to the U.S. federal income tax laws. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to holders of Notes may be enacted. Holders of Notes are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on the tax treatment of an investment in the Notes.

State and Local Tax Considerations

In addition to the United States federal income tax consequences above, you should consider the U.S. state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the Notes.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC. and Truist Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the underwriters and us, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2035 Notes
Citigroup Global Markets Inc.	$97,495,000	$64,996,000
J.P. Morgan Securities LLC	97,495,000	64,996,000
RBC Capital Markets, LLC	97,495,000	64,996,000
Truist Securities, Inc.	97,495,000	64,996,000
BofA Securities, Inc.	34,015,000	22,677,000
BMO Capital Markets Corp.	34,015,000	22,677,000
Credit Agricole Securities (USA) Inc.	34,015,000	22,677,000
Mizuho Securities USA LLC	34,015,000	22,677,000
Rabo Securities USA, Inc.	34,015,000	22,677,000
KeyBanc Capital Markets Inc.	13,315,000	8,877,000
M&T Securities, Inc.	13,315,000	8,877,000
SMBC Nikko Securities America, Inc.	13,315,000	8,877,000

Total	$600,000,000	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the representative.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Through and including the closing date of this offering, we and each of the Guarantors have agreed that we and they will not, without the prior written consent of the representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us or any Guarantor (other than the Notes) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by us provided that the foregoing shall not restrict any disposition of Securitization Assets (as defined under “Description of Notes”).

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to dealers at that price less a concession not in excess of (i) 0.350% of the principal amount of 2031 Notes and (ii) 0.400% of the principal amount of 2035 Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of (i) 0.250% of the principal amount of the 2031 Notes to other dealers and (ii) 0.250% of the principal amount of the 2035 Notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount payable by us.

	Per Note	Total
Underwriting discount for 2031 Notes	0.600%	$3,600,000
Underwriting discount for 2035 Notes	0.650%	$2,600,000

Total		$6,200,000

The expenses of the offering, not including the underwriting discount, are estimated at $2,700,000 and are payable by us.

No Prior Market

Each series of Notes are a new issue of securities with no established trading market. We do not intend to apply for listing the Notes on any national securities exchange or for inclusion of the Notes on any automated quotation system. We have been advised by certain underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by the applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a trading market for, the Notes. If an active trading market for either series of Notes does not develop, the market price and liquidity of such Notes may be adversely affected.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of Notes in excess of the aggregate principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of a series of Notes or preventing or retarding a decline in the market price of such series of Notes. As a result, the price of each series of Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of each series of Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities. The underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates for which we or our affiliates pay customary compensation. In particular, certain of the underwriters are sales agents under our existing “at-the-market” equity distribution program. Additionally, the underwriters are lenders under our Unsecured Credit Facility, our Secured Credit Facility, our Secured Term Loan Facility and/or our Unsecured Term Loan Facility. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as dealer managers for the Tender Offer, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses.

If any of the underwriters or their affiliates have a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge and certain other of their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially either series of Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

In addition, from time to time, the underwriters and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments or those of our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Delayed Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about June 24, 2025, which is the seventh business day following the date of pricing (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the business day prior to the settlement date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes before the business day prior to the settlement date specified on the cover page of this prospectus supplement should consult their own advisors.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offering of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The securities sold are not of a “reporting issuer” as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada. Accordingly, any resale of the securities must be made in accordance with applicable securities laws, which may vary depending on the applicable Canadian province or territory, and which may require re-sales to be made in accordance with exemptions from registration and prospectus requirements. In certain circumstances, these resale restrictions may apply to re-sales made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any contemplated resale of the securities.

This prospectus supplement does not contain, nor should it be construed to contain, any legal or tax advice to any Canadian purchaser, and no representations with respect to the Canadian federal, provincial or local income tax consequences to any Canadian purchaser is made. In particular, no information has been provided with respect to Canadian or foreign income tax considerations which might be relevant to Canadian purchasers. Canadian purchasers should consult their own legal and tax advisers with respect to the Canadian, federal, provincial and local tax consequences of an investment in the securities.

The offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Canadian purchasers should be aware that these requirements may differ significantly from the requirements in the applicable Canadian province or territory. The forward-looking information included or incorporated by reference herein may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under applicable Canadian securities laws.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception du présent document, chaque acquéreur de titres confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit l’offre de titres décrite aux présentes (y compris, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés uniquement en anglais.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong,) and no advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”) pursuant to Section 274 of the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities;

securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or arises from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Notes, this prospectus supplement and any related services, information and opinions described or referenced in this prospectus supplement are not, and may not be, offered or marketed to or directed at persons in Switzerland who are non-qualified in the meaning of Federal Act on Collective Investment Schemes, or CISA, and its implementing Ordinance or high-net-worth-individuals (including private investment structures for high-net-worth-individuals that do not have professional treasury operations), even if they have opted out of customer protection under the Financial Services Act, or FinSA and elected to be treated as professional clients and qualified investors. Therefore, this prospectus supplement may only be provided to and the Notes only be offered or marketed to persons in Switzerland who are qualified investors in the meaning of the CISA, or Qualified Investors, but to the exclusion of (high-net-worth-individuals or private investment structures for high-net-worth-individuals that do not have professional treasury operations who elected to be treated as qualified investors), or Elective Qualified Investors.

None of the information provided in this prospectus supplement should be construed as an offer for the purchase or sale of, or advertising for, the Notes nor as an offer of, or advertising for, any related services to non-qualified investors. Circulating this prospectus supplement and offering advertising or selling the Notes to other persons as Qualified Investors (not including Elective Qualified Investors) may trigger, in particular, licensing requirements, a requirement to appoint a representative and paying agent in Switzerland and other regulatory consequences in Switzerland.

This prospectus supplement does not constitute a prospectus pursuant to Articles 35 et seq. of FinSA and may not comply with the information standards required thereunder. No key information document pursuant to Swiss law has been established in connection with the Notes and this prospectus supplement. The Notes will not be listed on the SIX Swiss Exchange, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards as set out in the relevant listing rules.

This prospectus supplement has not been and will not be approved by or filed with, and may not be able to be approved by or filed with FINMA (as defined below) under the CISA or any other Swiss regulatory authority. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Financial Market Supervisory Authority, or FINMA. This prospectus supplement does not constitute investment advice. It may only be used by those persons to whom it has been handed out in connection with the Notes and may neither be copied nor directly or indirectly distributed or made available to other persons.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in the prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Daggett Renewable Holdco LLC as of December 31, 2024 and for the year ended December 31, 2024 incorporated in the prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lighthouse Renewable Holdco 2 LLC as of December 31, 2024 and for the year ended December 31, 2024 incorporated in the prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2024 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to the Company’s plans for meeting its financial obligations as they become due as described in Note 1 to the financial statements, of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2024
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended March 31, 2025

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024) (File No. 001-35877)

April 22, 2025

Document	Filed
Current Report on Form 8-K (File No. 001-35877)	March 3, 2025
Current Report on Form 8-K (File No. 001-35877)	March 31, 2025
Current Report on Form 8-K (File No. 001-35877)	April 14, 2025
Current Report on Form 8-K (File No. 001-35877)	June 4, 2025
Current Report on Form 8-K (File No. 001-35877)	June 12, 2025

Document	Filed

Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)

April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until we have sold all of the securities to which this prospectus supplement relates or the offering of any of the securities covered under this prospectus supplement is otherwise terminated shall be deemed to be incorporated by reference into this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860.

PROSPECTUS

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Common Stock,

Preferred Stock,

Depositary Shares,

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of our preferred stock of a specified class or series and represented by depositary receipts;

•	debt securities;

•	guarantees of debt securities;

•	warrants to purchase our common stock, preferred stock, depositary shares or debt securities; or

•	rights to purchase our common stock or preferred stock;

Any debt securities offered and sold pursuant to this prospectus may be issued by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants and may or may not be guaranteed by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants.

We refer to the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights collectively, as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 7 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HASI.” On February 27, 2025, the closing sale price of our common stock on the NYSE was $28.47 per share.

Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission, or SEC, filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequently filed periodic reports incorporated by reference herein, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights. You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any applicable prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “HASI,” “Company,” “we,” “us” and “our” to refer to HA Sustainable Infrastructure Capital, Inc., together with its subsidiaries. References in this prospectus to the “Guarantor Registrants” refer to our subsidiaries that are listed as guarantor registrants in the registration statement of which this prospectus forms a part.

SUMMARY INFORMATION

We are an investor in sustainable infrastructure assets advancing the energy transition. Our investment strategy is focused primarily on long-lived real assets that are supported by long-term recurring cash flows. In addition to net investment income from our portfolio, we also generate gains-on-sale from securitization transactions, as well as on-going fees from asset management and other services.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of clean energy investment, operating, and technical professionals. We have long-standing relationships with the leading clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring, programmatic investment and fee-generating opportunities, while also enabling scale benefits and operational efficiencies.

We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hasi.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, or our 2024 10-K, and in subsequent periodic reports which we file with the Securities and Exchange Commission, or the SEC, as well as other information in this prospectus and any applicable prospectus supplement before purchasing any shares of our common stock. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 33 of this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our 2024 10-K and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus or any applicable prospectus supplement before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Such new factors may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire our target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the material terms of our capital stock that we may offer and sell from time to time. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation (our “Certificate of Incorporation”) and our bylaws (our “Bylaws”), copies of which have been filed by us with the SEC and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to DGCL and our Certificate of Incorporation and our Bylaws. See “Where You Can Find More Information.”

General

The rights of the holders of our capital stock are governed by the DGCL, our Certificate of Incorporation, and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value, or our Common Stock, and 50,000,000 shares of preferred stock, $0.01 par value, or the Preferred Stock. As of February 10, 2025, there were 119,278,694 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Common Stock Outstanding. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each share of our Common Stock is entitled to one vote on all stockholder matters. Shares of our Common Stock do not possess any cumulative voting rights. Generally, except for the election of directors, if a quorum is present at any meeting of stockholders, an action on a matter is approved if it receives the affirmative vote of the majority of the votes properly cast for such matter, unless otherwise required by applicable law, our Certificate of Incorporation, or our Bylaws. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our Common Stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. A majority of the stockholders can request that we call a special meeting by providing the notice and information required by our Bylaws.

Dividend Rights. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to preferential dividend rights of any Preferred Stock then outstanding.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, holders of our Common Stock will be entitled to receive pro rata the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding Preferred Stock.

Other Rights. Holders of our Common Stock are not entitled to preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. Under the DGCL, holders of our Common Stock have appraisal rights with respect to certain transactions such as certain mergers, consolidations, conversions and domestications.

Trading Market. Our Common Stock is listed for trading on the NYSE under the symbol “HASI.”

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our Common Stock.

Anti-takeover effects of our Certificate of Incorporation and our Bylaws and Delaware Law

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling of Vacancies. Our Certificate of Incorporation provides that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote in the election of directors. Our Certificate of Incorporation and our Bylaws provide that, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the board of directors related thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death, or removal.

Limitations of Liability and Indemnification. The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ or certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors and officers for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director or an officer, to the fullest extent permitted by the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL. We believe that these indemnification and advancement provisions are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No Cumulative Voting. Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that, subject to the terms of any series of Preferred Stock that expressly permit the holders of such series to act by consent, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Amendment to our Certificate of Incorporation and our Bylaws by Stockholders. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.

Our Bylaws may be amended by our board of directors, subject to any limitations set forth in our Bylaws, and may also be amended at any annual meeting or special meeting called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, provided, however, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal Article IX (Indemnification and Advancement of Expenses) or Article XI (Amendment of Bylaws) of our Bylaws or any provision inconsistent therewith.

Preferred Stock. Our Certificate of Incorporation provides for 50,000,000 authorized shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of Preferred Stock. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum. Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In addition, Section 27 of the Exchange Act reates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgements or results than other courts.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law. We are subject to Section 203 of the DGCL, or Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Tax Benefits Preservation Provisions of our Certificate of Incorporation

As part of our Certificate of Incorporation, we have included provisions, or the Charter Tax Benefit Provisions, that are intended to reduce the risk of an “ownership change” under Section 382, or Section 382, of the Internal Revenue Code of 1986, as amended, or the Code, and that our ability to use our net operating losses, or NOLs, and certain other tax benefits will become substantially limited as the result of an “ownership change” within the meaning of Section 382, the Code and the Treasury regulations promulgated thereunder. Our board of directors believes that the Charter Tax Benefit Provisions are necessary and appropriate due to (1) the large number of existing NOLs that can be carried forward indefinitely, (2) the likelihood of generating additional NOLs in future periods due to the nature of our business activities, and (3) the importance of offsetting our future tax liability.

The Charter Tax Benefit Provisions generally restrict any person or entity from attempting to transfer (which includes, among other things, sales, transfers, assignments and dispositions) any of our capital stock (or options, warrants or other rights to acquire our stock, or securities convertible or exchangeable into our capital stock, with certain exceptions), to the extent that transfer would, if effected, (i) result in an individual, entity, firm, corporation, estate, trust or other person or group of persons described in the Charter Tax Benefit Provisions as a “Person” (other than an Exempt Person or any Initial Substantial Shareholder, each within the meaning provided in our Certificate of Incorporation) owning 4.8% or more of our Common Stock (which the Charter Tax Benefit Provisions refer to as a “Prohibited Ownership Percentage”) or (ii) increase the ownership percentage of any Person that has a Prohibited Ownership Percentage, subject to certain exceptions. For this purpose, ownership generally includes constructive ownership determined under Section 382 and beneficial ownership under the Exchange Act. The Charter Tax Benefit Provisions do not restrict transfers that are sales by a Person that has a Prohibited Ownership Percentage, although they would generally restrict any transfers to the extent such transfer would cause the purported acquiror to have, or result in any Person or Public Group (within the meaning of our Certificate of Incorporation) having, a Prohibited Ownership Percentage.

Some persons who are beneficial owners (as defined under the Exchange Act) of 4.8% or more of our Common Stock are not “4.8-percent stockholders” (defined by reference to the definition of “5-percent shareholder” under Section 382) and hence would not affect our ownership shift for purposes of Section 382. These persons are subject to the ownership limits described above because most investors report ownership positions based on the Exchange Act definition and subjecting these investors to these ownership limits allows us to identify that investor, verify whether they are a 4.8% stockholder and make a determination as to how to proceed. We expect our board of directors to generally grant waivers, if requested, to allow purchases by persons that are subject to the ownership limits but are not treated as 4.8-percent stockholders by reference to Section 382.

The Charter Tax Benefit Provisions provide that any Transfer that violates the Charter Tax Benefit Provisions shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Charter Tax Benefit Provisions (which are referred to as “Excess Shares”). The purported acquirer shall not be entitled to any rights as our stockholder with respect to the Excess Shares. Instead, the Excess Shares will be automatically transferred to an agent designated by us for the limited purpose of consummating an orderly arms-length sale of such shares. The net proceeds of the sale will be distributed to the purported transferee to the extent of the price it paid, and any additional amount will go to charity. The Charter Tax Benefit Provisions also provide us with various remedies to prevent or respond to a purported transfer which violates its provisions. In particular, the Charter Tax Benefit Provisions provide that any person who knowingly violates the Charter Tax Benefit Provisions, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as we would have been if such violation had not occurred.

Waiver of the Charter Tax Benefit Provisions. Our board of directors would have the discretion to approve a transfer of stock that would otherwise violate the Charter Tax Benefit Provisions. In deciding whether to grant a waiver, our board of directors may seek the advice of counsel and tax experts with respect to the preservation of our federal and state tax attributes pursuant to Section 382. In addition, our board of directors may request relevant information from the purported acquiror in order to determine compliance with the Charter Tax Benefit Provisions or the status of our federal and state income tax benefits. In considering a waiver, we expect our board of directors to consider such factors as:

•	whether the purported acquiror is or would become a “5-percent shareholder” under Section 382 of the Internal Revenue Code as a result of the proposed transfer;

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off” of our existing ownership shift;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our Common Stock by us; and

•	any changes or expected changes in applicable tax law.

If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. We expect that proposed waivers could be submitted in writing to us, and we will submit the matter to our board of directors.

The Charter Tax Benefit Provisions expire upon the third anniversary of the effectiveness of our Certificate of Incorporation (if not earlier terminated pursuant to the terms of our Certificate of Incorporation).

Transfer Agent

Our transfer agent is Equiniti Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock rather than full shares of preferred stock. If we offer depositary shares, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares representing, in total, the number of shares of preferred stock held by the depositary which we redeemed, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of shares of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into or exchangeable for shares of our common stock or other of our securities or property, holders of depositary shares representing that class or series of preferred stock will, if they surrender depositary receipts evidencing depositary shares and appropriate instructions to convert or exchange them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of outstanding depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment may impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been repurchased, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our debt securities, collectively, and together with any guarantees of our debt securities as described below unless otherwise stated, the “debt securities”, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, and any form of debt security, applicable to a particular series of debt securities, because they, and not this description, will define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information.” As used in this “Description of Debt Securities and Guarantees” references to “subsidiary” or “subsidiaries” in relation to issuing or guaranteeing debt securities pursuant to this prospectus are references to one or more of the Guarantor Registrants.

Our debt securities may be issued from time to time by us and/or one or more of our subsidiaries in one or more series and may or may not be guaranteed by us or one or more of our subsidiaries. The debt securities will be issued from time to time in series under one or more indentures between the Company, one or more guarantors, if any, and a trustee named therein (as amended or supplemented from time to time, the “indentures”). Unless otherwise set forth in the applicable prospectus supplement, the debt securities will constitute our secured or unsecured and unsubordinated obligations.

The statements set forth below are brief summaries of certain provisions contained in the indentures, the debt securities and the guarantees, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, the debt securities and the guarantees, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the applicable indenture to which they relate. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the title of the series;

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the option of the issuer(s) of a series of debt securities or the option of the holder of such debt securities;

•

the obligation, if any, of an issuer of a series of debt securities to purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuer(s) of such debt securities, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuer(s) or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

if the amount of payments of principal of (and premium, if any), and/or interest, if any, on the debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•

whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

if the debt securities will be guaranteed by any persons, the identity of those persons, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	the CUSIP and/or ISIN number(s) of the debt securities of the series; and

•	any other specific terms (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the applicable trustee. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations, including certain repurchase or redemption obligations described in the indentures, under any series of the debt securities may be guaranteed by the Company and/or one or more subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities and guarantees may be released or added upon the occurrence of certain events. In the event we or any of our subsidiaries issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by the Company and/or any of our subsidiaries, such guarantors will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Company, or subsidiaries or any other persons.

Notwithstanding the foregoing unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor with respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

Unless otherwise set forth in the applicable prospectus supplement, the ranking of the debt securities and guarantees will be as follows. The debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, none of the issuers or guarantors of a series of debt securities, (as to such series of debt securities, the “Credit Parties”) will consolidate with or merge into any other Person that is not within the Credit Group (as defined below) immediately prior to such transaction or convey or transfer its properties and assets in one or a series of related transactions that would result in the sale, assignment, transfer, lease or conveyance, directly or indirectly, of all or substantially all of the combined assets of the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries), or collectively, as to such series of debt securities, the Credit Group, taken as a whole, to any

Person that is not within the Credit Group immediately prior to such transaction, other than sales, assignments, transfers, losses, conveyances, or other dispositions of securitization assets, repurchase agreement assets, investments or other securities or assets in each case, in the ordinary course of business, unless:

(1) such Credit Party is the surviving Person, or the Person formed by or surviving such consolidation or merger or to which such sale, assignment, transfer, lease or conveyance has been made is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the applicable indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Credit Group, taken as a whole, as set forth above, the successor Person formed by such consolidation or into which any Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Credit Party under the applicable indenture with the same effect as if such successor had been named as such Credit Party in the applicable indenture or supplemental indenture. In the event of any such conveyance or transfer, the applicable Credit Party as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Credit Parties pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as such principles are in effect from time to time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such rule is in effect on the issue date, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Company pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such rule to be made in accordance with GAAP.

Defeasance and Discharge

We can discharge or defease our obligations under each indenture as set forth below.

Except as otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, relating to the debt securities, each indenture will provide that we may, at our option,

(a) discharge any and all obligations in respect of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year), or legal defeasance, or

(b) be released from obligations imposed by the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, or covenant defeasance, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such series (including any mandatory sinking fund payments) on the dates such payments are due in accordance with the terms of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of each indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption, or any such amount, the Applicable Premium Deficit, only required to be deposited with the trustee on or prior to the date of redemption.

We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash, U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding debt securities of the series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purpose of the applicable indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption;

•

we deliver to the trustee a legal opinion issued by counsel confirming that the beneficial owners of the securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, legal defeasance, covenant defeasance and/or discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance, covenant defeasance and/or discharge had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling received from or published by the United States Internal Revenue Service or change in the applicable U.S. federal income tax law to such effect

•	no default or Event of Default with respect to the securities shall have occurred and be continuing on the date of deposit; and

•	we deliver to the trustee an opinion of counsel stating that we have complied with all of the above requirements with respect to such legal defeasance or covenant defeasance.

Although we may discharge or defease our obligations under each indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or paying agency in respect of any series of debt securities or hold moneys for payment in trust

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or not less than 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after notice to us by the trustee thereunder or by holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•

a guarantee of any guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid and such default continues for 30 days or a guarantor denies its liability under its guarantee (other than by reason of release of such guarantee in accordance with the terms of the indenture); and

•

certain events of bankruptcy, insolvency and reorganization with respect to an issuer of such series of debt securities or any Significant Subsidiary which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of such entity’s affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the issuer(s) or any guarantor, and the assumption by such successor of the issuer(s) or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the issuer(s) or any guarantor, or to surrender any rights or powers of the issuer(s) or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security, if applicable;

(10) to secure any series of debt securities;

(11) to add guarantors and co-issuers in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities in any material respect.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such debt securities on or after the maturity of such debt securities;

(5) if the debt securities of any series are convertible into or for any other securities or property, make any change that adversely affects in any material respect the right to convert any debt security of such series (except as permitted by the indenture) or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security;

(6) subordinate any debt securities of any series or any guarantee to any other obligation of the issuer or the applicable guarantor; or

(7) release any guarantees other than in accordance with the indenture.

Notices

Notices to holders of the securities will be given only to the applicable depositary, in accordance with its applicable policies as in effect from time to time.

The Trustee

The trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Each indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture supearate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture. Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the issuer(s), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will generally have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the applicable indenture, and would not involve any trustee in personal liability. Each indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

GUARANTOR REGISTRANTS

Our Guarantor Registrants may issue debt securities or may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of our debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of our failure to punctually pay any principal, premium or interest on any guaranteed debt security, our Guarantor Registrants will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by us. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by our Guarantor Registrants will be of payment only and not of collection. Financial information concerning our Guarantor Registrants, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, depositary shares or debt securities and may issue warrants independently or together with shares of common stock or preferred stock, depositary shares or debt securities or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend or interest payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, shares of preferred stock, depositary shares or debt securities at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

•	the designation and terms of the preferred stock, if any, purchasable upon exercise of such rights;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Rosie TargetCo LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC for the year ended December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2023

Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) (File No. 001-35877)	April 15, 2024

Document	Filed
Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hasi.com.

$1,000,000,000

HA Sustainable Infrastructure Capital, Inc.

$600,000,000 6.150% Green Senior Unsecured Notes due 2031

$400,000,000 6.750% Green Senior Unsecured Notes due 2035

PROSPECTUS SUPPLEMENT

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BofA Securities

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Credit Agricole CIB

Mizuho

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Co-Managers

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M&T Securities

SMBC Nikko

June 12, 2025